Filed Pursuant to Rule 424(b)(5)
Registration No. 333-277383
PROSPECTUS SUPPLEMENT
(To Prospectus dated February 27, 2024)

Up to $200,000,000 of Shares of
Common Stock
We have entered into an “at-the-market” equity offering distribution agreement, referred in this prospectus supplement as the “distribution agreement,” dated as of February 27, 2024, with KeyBanc Capital Markets Inc., Robert W. Baird & Co. Incorporated, Barclays Capital Inc., Berenberg Capital Markets LLC, BMO Capital Markets Corp., B. Riley Securities, Inc., Capital One Securities, Inc., Colliers Securities LLC, Citizens JMP Securities, LLC, Scotia Capital (USA) Inc., Truist Securities, Inc., Wells Fargo Securities, LLC, Barclays Bank PLC, Bank of Montreal, The Bank of Nova Scotia, Truist Bank and Wells Fargo Bank, National Association (and, in certain cases, their respective affiliates), in their capacity as Sales Agents, Forward Purchasers and/or Forward Sellers, in each case as described below, relating to our shares of common stock, $0.01 par value per share (“common stock”), offered by this prospectus supplement and the accompanying prospectus pursuant to a continuous offering program. We refer to these entities, when acting in their capacity as sales agents, individually as a “Sales Agent” and collectively as “Sales Agents,” when acting in their capacity as agents for Forward Purchasers, individually as a “Forward Seller” and collectively as “Forward Sellers” and when acting in their capacity as forward purchasers pursuant to forward sale agreements, individually as a “Forward Purchaser” and collectively as “Forward Purchasers.”
The distribution agreement provides that, in addition to the issuance and sale of common stock by us to or through the Sales Agents, we may enter into one or more forward sale agreements with the Forward Purchasers. In connection with any forward sale agreement, the relevant Forward Purchaser will, at our request, use commercially reasonable efforts consistent with its normal trading and sales practices for similar transactions and applicable law and regulation, to borrow from third parties and, through its affiliated Forward Seller, sell a number of shares of common stock equal to the number of shares of common stock underlying the particular forward sale agreement. In no event will the aggregate number of shares of common stock sold through the Sales Agents or Forward Sellers (or directly to the Sales Agents, acting as principals under the distribution agreement or under any terms agreement (as described below)) have an aggregate gross sales prices in excess of $200,000,000.
Sales of our common stock, if any, made through the Sales Agents, acting as our sales agents, or the Forward Sellers, acting as agents for the Forward Purchasers, or directly to a Sales Agent, acting as principal, as contemplated by this prospectus supplement and the accompanying prospectus, may be made by means of ordinary brokers’ transactions, including directly on the New York Stock Exchange, (“NYSE”), the existing trading market for our common stock, by means of negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.
No Sales Agent, acting as our sales agent, or Forward Seller, acting as agent for the applicable Forward Purchaser, is required to sell any specific number or dollar amount of shares of common stock, but each has agreed to use its commercially reasonable efforts, as our sales agent or as agents for the applicable Forward Purchaser, as applicable, consistent with its normal trading and sales practices and applicable law and regulation and on the terms and subject to the conditions of the distribution agreement, to sell the shares offered as instructed by us. The common stock offered and sold through the Sales Agents, as our sales agents, or the Forward Sellers, as agents for the applicable Forward Purchaser, pursuant to this prospectus supplement and the accompanying prospectus, will be offered and sold through only one Sales Agent or Forward Seller on any given day.
Each Sales Agent will be entitled to compensation not to exceed 2.0% of the gross sales price of all shares of common stock sold through it as sales agent under the distribution agreement. In connection with any forward sale agreement, we will pay the relevant Forward Seller, in the form of a reduced initial forward sale price under the related forward sale agreement with the related Forward Purchaser, commissions at a mutually agreed rate that will not exceed 2.0% of the gross sales price of all borrowed shares of common stock sold during the applicable forward hedge selling period by it as a Forward Seller.
Under the terms of the distribution agreement, we also may sell shares of our common stock to any of the Sales Agents, as principal, at a price agreed upon at the time of sale. If we sell shares to a Sales Agent as principal, we will enter into a separate terms agreement with that Sales Agent and will describe the terms of the offering of those shares in a separate prospectus supplement.
The net proceeds we receive from the sale of our common stock in this offering will be the gross proceeds received from such sales less the commissions and any other costs we may incur in issuing and/or selling the common stock; provided, however, that we will not receive any proceeds from the sale of common stock by any Forward Seller. We currently expect to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, in which case we expect to receive aggregate net cash proceeds at settlement equal to the number of shares specified in such forward sale agreement multiplied by the relevant forward price per share. However, subject to certain exceptions, we may also elect, in our sole discretion, to cash settle or net share settle all or any portion of our obligations under any forward sale agreement, in which case we may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and we may owe cash (in the case of cash settlement) or our common stock (in the case of net share settlement) to the relevant Forward Purchaser. Certain Sales Agents, the Forward Sellers and/or the Forward Purchasers (or affiliates thereof) act as lenders, and, in certain cases, agents, under our credit agreement and term loan agreement and may receive pro rata portions of any proceeds used to repay amounts outstanding under our credit agreement and term loan agreement. See “Plan of Distribution (Conflicts of Interest)” in this prospectus supplement.
Our common stock is listed on the NYSE under the symbol “PLYM.” On February 26, 2024, the last reported sales price of our common stock on the NYSE was $21.71 per share.
Investing in our common stock involves risks. Please carefully read the “Risk Factors” beginning on page S-6 of this prospectus supplement and in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and the discussion of certain factors you should consider before making your investment decision in the documents incorporated by reference in this prospectus supplement, including our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports filed on Form 8-K.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
KeyBanc Capital Markets	Baird	Barclays	Berenberg	BMO Capital Markets	B. Riley Securities	Capital One Securities	Colliers Securities LLC	Citizens JMP
Scotiabank	Truist Securities	Wells Fargo Securities
The date of this prospectus supplement is February 27, 2024

Prospectus Supplement
Prospectus
You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. This prospectus supplement, the accompanying prospectus and any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy common stock, nor do this prospectus supplement, the accompanying prospectus and any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy common stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
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ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS
This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated herein and therein, before buying any of the common stock being offered under this prospectus supplement. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.
We urge you to carefully read this prospectus supplement, the accompanying prospectus and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the heading “Where You Can Find More Information,” before buying shares of our common stock in this offering.
In this prospectus supplement, unless otherwise indicated or the context otherwise requires, references to “we,” “us” and “our” refer collectively to Plymouth Industrial REIT, Inc., its operating partnership and its other consolidated subsidiaries.

SUMMARY
This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement and in the accompanying prospectus and in the documents, we incorporate by reference herein and therein. This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered pursuant to this prospectus. After you read this summary, to fully understand this offering and its consequences to you, you should read and consider carefully the more detailed information and financial statements and related notes that we include in and incorporate by reference into this prospectus supplement and the accompanying prospectus, especially the section entitled “Risk Factors” herein and therein. If you invest in our securities, you are assuming a high degree of risk. This prospectus supplement may add to, update or change information in the accompanying prospectus.
Plymouth Industrial REIT, Inc.
We are a full service, vertically integrated, self-administered and self-managed REIT focused on the acquisition, ownership, management, redevelopment and development of single and multi-tenant industrial properties, including distribution centers, warehouses, light industrial and small bay industrial properties, primarily located in primary and secondary markets, as well as select sub-markets, with access to large pools of skilled labor in the main industrial, distribution and logistics corridors of the United States, which we refer to as our target markets. As of December 31, 2023, we owned 156 industrial properties consisting of 211 buildings located in 12 states with an aggregate of approximately 34.0 million rentable square feet. Our portfolio of industrial properties, or our portfolio, was 98.1% leased to 465 different tenants across 33 industry types as of December 31, 2023.
We intend to continue to focus on the acquisition of industrial properties in our target markets. We believe industrial properties in such target markets will provide superior and consistent cash flow returns at generally lower acquisition costs relative to replacement costs and to industrial properties in gateway markets. Further, we believe there is a greater potential for higher rates of appreciation in the value of industrial properties in our target markets relative to industrial properties in gateway markets.
We believe our target markets provide us with opportunities to acquire both stabilized properties generating favorable cash flows, as well as properties where we can enhance returns through leasing, value-add renovations, value-add redevelopment and ground-up development. We focus primarily on the following investments:
•	single-tenant and multi-tenant industrial properties where tenants are paying below-market rents with near-term lease expirations that we believe have a high likelihood of renewal at market rents; and
•
multi-tenant industrial properties that we believe would benefit from our value-add management approach to create attractive leasing options for our tenants, and as a result of the presence of smaller tenants, obtain higher per-square-foot rents.

We believe there are a significant number of attractive acquisition opportunities available to us in our target markets and that the fragmented ownership of industrial properties within our targeted markets and the complex operating requirements of the industrial properties we target generally make it more difficult for less-experienced or less-focused operators to access comparable investment opportunities on a consistent basis. While we will focus on investment opportunities in our target markets, we may make opportunistic acquisitions of industrial properties in other markets when we believe we can achieve attractive risk-adjusted returns.
We also intend to continue pursuing joint venture arrangements with institutional partners which could provide management fee income, residual profit-sharing income and the ability to purchase properties out of the joint venture over time. Such joint ventures may involve investing in industrial assets that would be characterized as opportunistic or value-add investments. These may involve development or redevelopment strategies that may require significant up-front capital expenditures, lengthy lease-up periods and result in inconsistent cash flows. As a result, the risk profiles and return metrics of these properties will likely differ from the non-joint venture properties that we target for acquisition.
Corporate Information
Plymouth Industrial REIT, Inc. was incorporated in Maryland in March 2011, and we are the sole general partner of our operating partnership, which is a Delaware limited partnership that was formed in March 2011. We are structured as an umbrella REIT, commonly called an UPREIT, and substantially all of our assets are held by, and substantially all of our operations are conducted through, our operating partnership and its wholly owned subsidiaries. As of December 31, 2023, we indirectly owned a 98.9% interest in the operating partnership. Plymouth Industrial REIT, Inc. has elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2012.
Our principal executive offices are located at 20 Custom House Street, 11th Floor, Boston, Massachusetts 02110. Our telephone number is (617) 340-3814. Our website is http://www.plymouthreit.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement.

The Offering
Issuance
Plymouth Industrial REIT, Inc.
Securities Offered
Shares of our common stock with an aggregate offering price of up to $200,000,000.
Manner of Offering
“At-the-market” offering that may be made from time to time through our Sales Agents using commercially reasonable efforts and through forward sales agreements that may be made from time to time through our Forward Purchasers. See “Plan of Distribution (Conflicts of Interest)” beginning on page S-12.
Use of Proceeds
We will contribute the net proceeds we receive from this offering, including any net cash proceeds we receive upon settlement of any forward sale agreement with the relevant Forward Purchaser, to Plymouth Industrial OP, LP, or our operating partnership, in exchange for common units of limited partnership interest in our operating partnership, or OP units. Our operating partnership intends to use the net proceeds from this offering for the acquisition of additional industrial properties, working capital, debt repayment (including amounts outstanding from time to time under our credit agreement or term loan agreement) and other general purposes. See “Use of Proceeds” on page S-11.
We will not receive any proceeds from any sale of shares of common stock borrowed by a Forward Purchaser (or its affiliate) and sold through a Forward Seller, and all of such proceeds will be paid to the relevant Forward Purchaser (or one or more of its affiliates).
Accounting treatment of any forward sales
For information concerning the expected accounting treatment of shares our common stock issuable upon the settlement of any forward sale agreements, see “Plan of Distribution (Conflicts of Interest)—Sales Through Forward Sellers.”
Restrictions on Ownership and Transfer
Our charter contains restrictions on the ownership and transfer of our stock that are intended to assist us in complying with the requirements for qualification as a real estate investment trust, or REIT. Unless exempted by our board of directors, our charter provides, among other things, that, subject to certain exceptions, no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Internal Revenue Code of 1986, as amended, or the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of any class or series of our capital stock. See “Description of Common Stock—Restrictions on Ownership and Transfer” in the accompanying prospectus.

Risk Factors
Investing in our common stock involves a high degree of risk. You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission (the “SEC”) and incorporated by reference herein before investing in our common stock.
NYSE Symbol
“PLYM”
Conflicts of Interest
As of the date of this prospectus supplement, certain Sales Agents, the Forward Sellers and/or the Forward Purchasers (or affiliates thereof) act as lenders, and, in certain cases, agents, under our credit agreement and term loan agreement and may receive pro rata portions of any proceeds used to repay amounts outstanding under our credit agreement and term loan agreement. See “Plan of Distribution (Conflicts of Interest)—Conflicts of Interest” and “Plan of Distribution (Conflicts of Interest)—Other Relationships” in this prospectus supplement.

RISK FACTORS
An investment in our common stock involves risks. You should carefully consider the risk factors and other information contained or incorporated by reference in this prospectus supplement, including the risk factors in the Form 10-K, before making an investment decision regarding our common stock. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”
Risks Relating to our Common Stock and this Offering
You may experience dilution as a result of this offering
This offering, including our entry into and settlement of any forward sale agreements with any of the Forward Purchasers, may have a dilutive effect on our earnings per share after giving effect to the issuance of shares of our common stock in this offering and the receipt of expected net proceeds, including any net cash proceeds we receive upon settlement of any forward sale agreements with the relevant Forward Purchasers. The exact amount of dilution from this offering or from any future offering of shares of common stock will be based on numerous factors, particularly the number of shares of common stock issued, the use of proceeds and the return generated by any investments made with the net proceeds and cannot be determined at this time.
The market price and trading volume of our common stock may be volatile.
The market price of our common stock could be substantially affected by general market conditions, the extent of the secondary market for shares of our common stock, the extent of institutional investor interest in us, the general reputation of REITs and the attractiveness of their equity securities in comparison to equity securities of other entities (including securities issued by other real estate-based companies), our financial performance and prospects and general stock and bond market conditions.
Our common stock is listed on the NYSE. The per share trading price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the per share trading price of our common stock declines significantly, you may be unable to resell your shares at or above the price at which you purchase your shares. We cannot assure you that the per share trading price of our common stock will not fluctuate or decline significantly in the future.
Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:
•	actual or anticipated variations in our quarterly operating results or dividends;
•	changes in our funds from operations or earnings estimates;
•	publication of research reports about us or the real estate industry;
•	increases in market interest rates that lead purchasers of our shares to demand a higher yield;
•	changes in market valuations of similar companies;
•	adverse market reaction to any additional debt we incur in the future;
•	additions or departures of key management personnel;
•	actions by institutional stockholders;
•	speculation in the press or investment community;
•	the realization of any of the other risk factors presented in this prospectus supplement or the accompanying prospectus;
•	the extent of investor interest in our securities;
•	the general reputation of REITs and the attractiveness of our equity securities in comparison to other equity securities, including securities issued by other real estate-based companies;
•	our underlying asset value;
•	investor confidence in the stock and bond markets, generally;

•	changes in tax laws;
•	future equity issuances;
•	failure to meet earnings estimates;
•	failure to maintain our qualification as a REIT;
•	changes in our credit ratings; and
•	general market and economic conditions.
In the past, securities class action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have a material adverse effect on our financial condition, results of operations, cash flows and our ability to pay distributions on, and the per share trading price of, our common stock.
Increases in market interest rates may have an effect on the per share trading price of our common stock.
One of the factors that will influence the price of our common stock will be the dividend yield on our common stock (as a percentage of the price of our common stock) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of our common stock to expect a higher dividend yield and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution. Thus, higher market interest rates could cause the per share trading price of our common stock to decrease.
The issuance of substantial numbers of shares of our common stock in the public market, or upon exchange of OP units, or the perception that such issuances might occur, could materially and adversely affect the per share trading price of the shares of our common stock.
The redemption of OP units for common stock, the vesting of any stock awards granted to certain directors, executive officers and other employees under our Third Amended and Restated 2014 Incentive Award Plan, or the Incentive Award Plan, the issuance of our common stock or OP units in connection with future property, portfolio or business acquisitions and other issuances of our common stock could have an adverse effect on the per share trading price of our common stock. Also, the authorization of grants of awards covering OP units or shares of our common stock under the Incentive Award Plan may adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities. Future issuances of shares of our common stock, or securities convertible or exchangeable for shares of our common stock, may be dilutive to existing stockholders.
Future offerings of debt securities, which would be senior to our common stock upon liquidation, and/or preferred equity securities which may be senior to our common stock for purposes of dividend distributions or upon liquidation, may adversely affect the per share trading price of our common stock.
In the future, we may attempt to increase our capital resources by making additional offerings of debt or equity securities (or causing our operating partnership to issue debt or equity securities), including medium-term notes, senior or subordinated notes and additional classes or series of preferred stock. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will be entitled to receive our available assets prior to distribution to the holders of our common stock. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. Classes or series of preferred stock, if issued, could have, preferences on liquidating distributions or preferences on dividend payments that could limit our ability to pay dividends to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings.

If securities analysts do not publish research or reports about our industry or if they downgrade our common stock or the industrial properties related real estate sector, the per share trading price of our common stock could decline.
The trading market for our common stock relies in part upon the research and reports that industry or financial analysts publish about us or our industry. We have no control over these analysts. Furthermore, if one or more of the analysts who do cover us downgrade our shares or our industry, or the stock of any of our competitors, the per share trading price of our common stock could decline. If one or more of these analysts cease coverage of our company, we could lose attention in the market which in turn could cause the market price of our common stock to decline.
Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds in a manner that increases the value of your investment.
Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or the per share trading price of our common stock.
Settlement provisions contained in any forward sale agreement subject us to certain risks.
Each Forward Purchaser will have the right to accelerate any forward sale agreement it may enter into with us with respect to all or any portion of the shares underlying such forward sale agreement (except with respect to events specified in (1) and (3) below, where accelerated settlement is limited to the portion of shares whose settlement would address the relevant event or that is affected by the relevant event) and require us to physically settle such shares on a date specified by such Forward Purchaser if: (1) in such Forward Purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge (or maintain a hedge of) its exposure in a commercially reasonable manner under such forward sale agreement because (a) an insufficient number of shares of our common stock have been made available for borrowing by securities lenders or (b) such Forward Purchaser or any of its affiliates would incur a stock borrow cost in excess of a specified threshold; (2) we declare any distribution, issue or dividend on our common stock (a) payable in cash in excess of specified amounts (unless it is an extraordinary dividend), (b) that constitutes an extraordinary dividend under the forward sale agreement, (c) payable in securities of another company as a result of a spin off or similar transaction, or (d) payable in any other type of securities (other than shares of our common stock), rights, warrants or other assets for payment at less than the prevailing market price; (3) certain ownership thresholds applicable to such Forward Purchaser and its affiliates are or would be exceeded; (4) an event (a) is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, our insolvency or a delisting of our common stock) or (b) occurs that would constitute a hedging disruption or change in law; or (5) certain other events of default or termination events occur, including, among others, any material misrepresentation made by us in connection with such forward sale agreement or our insolvency (each as more fully described in the relevant forward sale agreement).
A Forward Purchaser’s decision to exercise its right to accelerate all or a portion of the settlement of any forward sale agreement and to require us to physically settle the relevant shares will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share, funds from operations per share and adjusted funds from operations per share.
Except under certain circumstances, we will generally have the right, in lieu of physical settlement of any forward sale agreement, to elect cash or net share settlement in respect of any or all of our common stock subject to such forward sale agreement. If we elect to cash or net share settle all or any part of any forward sale agreement, we would expect the relevant Forward Purchaser or one of its affiliates to purchase our common stock in secondary market transactions over an unwind period to:
•
return common stock to securities lenders in order to unwind such Forward Purchaser’s hedge (after taking into consideration any our common stock to be delivered by us to such Forward Purchaser, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver common stock to us to the extent required upon settlement of such forward sale agreement.

The initial forward price we expect to receive upon physical settlement of a forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread. In addition, the initial forward price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of monthly dividends we expect to declare on our common stock during the term of such forward sale agreement. If the specified daily rate is less than the applicable spread on any day, the interest rate factor will result in a daily reduction of the forward price. If the price of our common stock at which purchases by such Forward Purchaser (or its affiliate) as described in the immediately preceding paragraph are made is below the relevant forward price, such Forward Purchaser will pay us such difference in cash (if we elect to cash settle) or deliver to us shares of our common stock having a market value equal to such difference (if we elect to net share settle). If the price of our common stock at which these purchases are made by such Forward Purchaser (or its affiliate) exceeds the applicable forward price, we will pay such Forward Purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to such Forward Purchaser a number of share of our common stock having a market value equal to such difference (if we elect to net share settle). Any such difference could be significant and could result in our receipt of a significant amount of cash or number of shares of our common stock from such Forward Purchaser or require us to pay a significant amount of cash or deliver a significant number of shares of our common stock to such Forward Purchaser. See “Plan of Distribution (Conflicts of Interest)—Sales Through Forward Sellers.”
In addition, the purchase of our common stock by a Forward Purchaser or its affiliate to unwind the Forward Purchaser’s hedge position could cause the price of our common stock to increase above the price that would have prevailed in the absence of those purchases (or prevent a decrease in such price), thereby increasing the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that we may owe such Forward Purchaser upon settlement of the applicable forward sale agreement or decrease the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that such Forward Purchaser may owe us upon settlement of the applicable forward sale agreement.
In case of our bankruptcy or insolvency, any forward sale agreements will automatically terminate, and we would not receive the expected net proceeds from any forward sales of our common stock under these agreements.
If we file for or consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding up or liquidation, or we consent to such a petition, any forward sale agreement that is then in effect will automatically terminate. If any such forward sale agreement so terminates under these circumstances, we would not be obligated to deliver to the relevant Forward Purchaser any common stock not previously delivered, and the relevant Forward Purchaser would be discharged from its obligation to pay the applicable forward price per share in respect of any common stock not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any shares of common stock with respect to which any forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward price per share in respect of those shares of common stock.
We may enter into forward sale transactions that are not part of the offering contemplated by this prospectus supplement, all of which subject us to risks similar to those described above.
We may enter into forward sale transactions in connection with public offerings or other transactions other than the offering contemplated by this prospectus supplement and the accompanying prospectus. Those forward sale transactions also may subject us to risks that are substantially similar to the risks described above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
We make statements in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. Our forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by our forward-looking statements are reasonable, we can give no assurance that our plans, intentions, expectations, strategies or prospects will be attained or achieved, and you should not place undue reliance on these forward-looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and may be affected by a variety of risks and factors including, without limitation:
•
the factors included in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein, including those set forth under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus;

•	the competitive environment in which we operate;
•	real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets;
•	decreased rental rates or increasing vacancy rates;
•	potential defaults on or non-renewal of leases by tenants;
•	potential bankruptcy or insolvency of tenants;
•	acquisition risks, including failure of such acquisitions to perform in accordance with projections;
•	the timing of acquisitions and dispositions;
•	potential natural disasters such as earthquakes, wildfires or floods;
•	national, international, regional and local economic conditions;
•	the general level of interest rates;
•
potential changes in the law or governmental regulations that affect us and interpretations of those laws and regulations, including changes in real estate and zoning or REIT tax laws, and potential increases in real property tax rates;

•
financing risks, including the risks that our cash flows from operations may be insufficient to meet required payments of principal and interest and we may be unable to refinance our existing debt upon maturity or obtain new financing on attractive terms or at all;

•	lack of or insufficient amounts of insurance;
•	our ability to maintain our qualification as a REIT;
•	litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and
•	possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us.
Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate gross proceeds of up to $200,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and net proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the distribution agreement with our sales agents as a source of financing.
We will contribute all of the net proceeds from the sale of common stock in this offering to our operating partnership in exchange for OP units. Except as we may otherwise provide in any free writing prospectus that we authorize to be provided to you, we currently intend for our operating partnership to use the net proceeds from the sale of our common stock in this offering for the acquisition of additional industrial properties consistent with our investment strategies, working capital, debt repayment (including amounts outstanding from time to time under our credit agreement or term loan agreement) and other general corporate purposes.
We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending the permanent use of the net proceeds of this offering, we may invest the net proceeds in interest-bearing, short-term investment-grade securities, money-market accounts or other investments that are consistent with our intention to continue to qualify to be taxed as a REIT.
We will not receive any proceeds from the sale of common stock by any Forward Seller. We expect to physically settle each forward sale agreement (by the delivery of common stock) and receive proceeds from the sale of shares of our common stock upon one or more forward settlement dates. We may also elect to cash settle or net share settle all or a portion of our obligations under any forward sale agreement (if we conclude that it is in our best interest to do so). If we elect to cash settle any forward sale agreement, we may not receive any proceeds, and we may owe cash to the relevant Forward Purchaser in certain circumstances. If we elect to net share settle any forward sale agreement, we will not receive any proceeds, and we may owe common stock to the relevant Forward Purchaser in certain circumstances. The forward sale price that we expect to receive upon physical settlement of any forward sale agreement will be equal to the gross sales prices of all borrowed common stock sold by the relevant Forward Seller in connection with such forward sale agreement during the applicable forward hedge selling period less a forward hedge selling commission not to exceed 2.0%, will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on amounts related to expected dividends on our common stock during the term of such forward sale agreement. If the specified daily rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price.
Certain Sales Agents, the Forward Sellers and/or the Forward Purchasers (or affiliates thereof) act as lenders, and, in certain cases, agents, under our credit agreement and term loan agreement and may receive pro rata portions of any proceeds used to repay amounts outstanding under our credit agreement and term loan agreement. See “Plan of Distribution (Conflicts of Interest)—Conflicts of Interest” and “Plan of Distribution (Conflicts of Interest)—Other Relationships” in this prospectus supplement.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
We entered into an “at-the-market” equity offering distribution agreement dated as of February 27, 2024 with each of KeyBanc Capital Markets Inc., Robert W. Baird & Co. Incorporated, Barclays Capital Inc., Berenberg Capital Markets LLC, BMO Capital Markets Corp., B. Riley Securities, Inc., Capital One Securities, Inc. Colliers Securities LLC, Citizens JMP Securities, LLC, Scotia Capital (USA) Inc., Truist Securities, Inc., Wells Fargo Securities, LLC, Barclays Bank PLC, Bank of Montreal, The Bank of Nova Scotia, Truist Bank and Wells Fargo Bank, National Association in their capacity as Sales Agents, Forward Purchasers and/or as Forward Sellers, relating to the common stock offered by this prospectus supplement. In accordance with the terms of the distribution agreement, shares of our common stock having an aggregate gross sales price of up to $200,000,000 may be offered and sold from time to time through the Sales Agents, acting as our sales agents, or the Forward Sellers, acting as agents for the applicable Forward Purchasers, or directly to the Sales Agents, acting as principal.
The distribution agreement provides that, in addition to the issuance and sale of the common stock by us to or through the Sales Agents, we may enter into one or more forward sale agreements with a Forward Purchaser. In connection with any forward sale agreement, the relevant Forward Purchaser will, at our request, use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable law and regulation, to borrow from third parties and, through its affiliated Forward Seller, sell a number of shares of our common stock equal to the number of shares of our common stock underlying the particular forward sale agreement.
Sales of the common stock, if any, made through the Sales Agents, acting as our sales agents, or the Forward Sellers, acting as agents for the applicable Forward Purchasers, or directly to a Sales Agent, acting as principal, as contemplated by this prospectus supplement and the accompanying prospectus, may be made by means of ordinary brokers’ transactions on the NYSE, the existing trading market for our common stock, by means of negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices or by any other method permitted by law.
No Sales Agent, acting as our sales agent, or Forward Seller, acting as agent for the applicable Forward Purchaser, is required to sell any specific number or dollar amount of common stock, but each has agreed to use its commercially reasonable efforts, as our sales agent or as agents for the applicable Forward Purchaser, as applicable, consistent with its normal trading and sales practices and applicable law and regulation and on the terms and subject to the conditions of the distribution agreement, to sell the shares offered as instructed by us. The common stock offered and sold through the Sales Agents, as our sales agents, or the Forward Sellers, as agents for the applicable Forward Purchaser, pursuant to this prospectus supplement and the accompanying prospectus, will be offered and sold through only one Sales Agent or Forward Seller on any given day.
Our common stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by Rule 101(c)(1) of Regulation M. If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M are not satisfied with respect to us or our common stock, we will promptly notify the Sales Agents, the Forward Sellers and the Forward Purchasers, and sales of our common stock under the distribution agreement will be suspended until Rule 101(c)(1) or other exemptive provisions have been satisfied in our and the Sales Agents’, Forward Sellers’ and Forward Purchasers’ reasonable judgment.
We estimate that the total expenses related to this offering payable by us, excluding discounts and commissions payable to the Sales Agents or the Forward Sellers under the distribution agreement, will be approximately $[  ]. We have also agreed, under certain circumstances, to reimburse the Sales Agents, Forward Sellers and Forward Purchasers for certain of their reasonable, documented out-of-pocket expenses, including fees and disbursements of their counsel, in connection with the transactions contemplated by the distribution agreement. We will not receive any proceeds from the sale of common stock by any Forward Seller.
Sales of our common stock as contemplated by this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the relevant Sales Agent or the relevant Forward Purchaser and the relevant Forward Seller may agree.
In connection with the sale of common stock on our behalf, each Sales Agent and each Forward Seller may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the compensation of the Sales Agents or the Forward Sellers may be deemed to be underwriting commissions or discounts. We have agreed in the distribution agreement to indemnify each Sales Agent, each Forward Seller, and each Forward Purchaser against specified liabilities, including liabilities under the Securities Act, or to contribute to payments a Sales Agent, a Forward Seller or a Forward Purchaser may be required to make in respect of those liabilities.
The offering of our common stock pursuant to the distribution agreement will terminate upon the earliest of (1) the sale of the maximum aggregate amount of common stock subject to the distribution agreement, (2) our providing written notice of termination under the distribution agreement (which we may do at our sole discretion at any time) or (3) mutual agreement by the parties thereto. Any Sales Agent, any Forward Seller or any Forward Purchaser may also terminate the distribution agreement at any time but only with respect to itself.
Each Sales Agent and each Forward Seller will provide written confirmation to us promptly following the close of trading on the NYSE each day on which our common stock is sold by it as sales agent for us or as sales agent for a Forward Purchaser under the distribution agreement. With respect to any sales by a Sales Agent for us, each confirmation will include the number of shares sold on that day, the aggregate gross sales proceeds of the shares, the aggregate net proceeds to us and the aggregate compensation payable by us to such Sales Agent with respect to such sales. With respect to any sales by a Forward Seller, each confirmation will include the number of borrowed shares sold on that day, the aggregate net proceeds to the applicable Forward Purchaser and the then-current initial forward sale price with respect to such common stock that have been sold on that day. We will report at least quarterly the number of shares sold by or through the Sales Agents and the aggregate gross sales price thereof, the number of borrowed shares sold by the applicable Forward Sellers, the net proceeds received by us or the applicable Forward Purchaser and the compensation paid by us to the Sales Agents in connection with sales of our common stock under the distribution agreement or any forward sales agreement or terms agreement during such period.
Sales Through or To Sales Agents
From time to time during the term of the distribution agreement, we may instruct any of the Sales Agents to sell our common stock and as to the maximum number or aggregate gross sales price of shares to be sold by such Sales Agent on such day and the minimum price per share at which shares may be sold. Upon instruction by us, and subject to the terms and conditions of the distribution agreement, such Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulation to sell such shares as instructed by us. The shares of our common stock offered and sold through the Sales Agents, as our sales agents, pursuant to this prospectus supplement and the accompanying prospectus will be offered and sold through only one Sales Agent on any given day. We or any such Sales Agent may suspend the offering of our common stock at any time upon proper notice to the other, upon which the selling period will immediately terminate.
Under the terms of the distribution agreement, we may also sell our common stock to any of the Sales Agents, as principal, at a price per share to be agreed upon at the time of sale. If we sell shares directly to a Sales Agent as principal, we will enter into a separate terms agreement with that Sales Agent and we will describe the terms of the offering of those shares in a separate prospectus supplement.
Settlement for sales of our common stock are generally anticipated to occur on the second trading day following the date on which any sales were made in return for payment of the net proceeds to us, unless we agree otherwise with the relevant Sales Agent in connection with a particular transaction. There is no arrangement for funds to be received in an escrow, trust, or similar arrangement.
We will pay each Sales Agent a commission not to exceed 2.0% of the gross sales price of all common stock sold through it as sales agent under the distribution agreement.
Sales Through Forward Sellers
From time to time during the term of the distribution agreement, we may deliver an instruction relating to a forward sale to any Forward Seller and the applicable Forward Purchaser. Upon their acceptance of such instruction, and subject to the terms and conditions of the distribution agreement and the applicable forward sale agreement, such Forward Purchaser will use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable law and regulation, to borrow from third parties and, through its affiliated Forward Seller, sell a number of shares of our common stock equal to the number of shares of our common stock underlying the particular forward sale agreement. We or the relevant Forward Seller may immediately suspend such offering of our common stock at any time upon proper notice to the other; provided, however, such suspension shall not affect the parties’ obligations with respect to the delivery of common stock sold under any forward sale agreement prior to such notice. The obligation of the relevant Forward Seller under the distribution agreement to execute such sales of our common stock is subject to a number of conditions, which each Forward Seller reserves the right to waive in its sole discretion.
In connection with any forward sale agreement, we will pay the relevant Forward Seller, in the form of a reduced initial forward sale price under the related forward sale agreement with the related Forward Purchaser, commissions at a mutually agreed rate that will not exceed 2.0% of the gross sales price of all borrowed common stock sold during the applicable forward hedge selling period by it as a Forward Seller. We refer to this commission rate as the forward selling commission.
The forward sale price per share under each forward sale agreement will initially equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume-weighted average price per share at which the borrowed shares of our common stock were sold pursuant to the distribution agreement by the relevant Forward Seller. Thereafter, the forward sale price will be subject to adjustment as described below.
Any forward sale agreement will provide that the forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on amounts related to expected dividends on our common stock during the term of the applicable forward sale agreement. If the specified daily rate is less than the spread for a particular forward sale agreement on any day, the interest rate factor will result in a daily reduction of the forward sale price.
Before settlement of any forward sale agreement, we expect that the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share, return on equity and dividends per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share, return on equity and dividends per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of such forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, we anticipate that there will be no dilutive effect on our earnings per share or funds from operations per share prior to physical or net share settlement of any forward sale agreement and subject to the occurrence of certain events, except during periods when the average market price of our common stock is above the applicable forward sale price.
Except under limited circumstances and subject to certain conditions, we have the right to elect physical, cash or net share settlement under any forward sale agreement. We expect to physically settle each forward sale agreement by the delivery of shares of our common stock. Delivery of common stock upon physical settlement (or, if we elect net share settlement, upon such settlement to the extent we are obligated to deliver common stock) will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the common stock underlying a particular forward sale agreement, we expect the applicable Forward Purchaser (or an affiliate thereof) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:
•
return shares of our common stock to securities lenders in order to unwind such Forward Purchaser’s hedge (after taking into consideration any common stock to be delivered by us to such Forward Purchaser, if applicable, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver common stock to us to the extent required in settlement of such forward sale agreement.
If the prevailing market price for our common stock during the applicable unwind period under a forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the relevant Forward Purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such Forward Purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. If the prevailing market price for our common stock during the applicable unwind period under a forward sale agreement is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by the relevant Forward Purchaser under such forward sale agreement or, in the case of net share settlement, we would receive from such Forward Purchaser a number of shares of our common stock having a value equal to the difference.
In addition, the purchase of common stock in connection with a Forward Purchaser or its affiliate unwinding its hedge positions could cause the price of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to such Forward Purchaser (or decreasing the amount of cash that such Forward Purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of shares of our common stock we would deliver to such Forward Purchaser (or decreasing the number of shares of our common stock that such Forward Purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement. See “Risk Factors.”
A Forward Purchaser will have the right to accelerate its forward sale agreement (with respect to all or any portion of the transaction that such Forward Purchaser determines is affected by an event described below, subject to the terms of such forward sale agreement) and require us to settle on a date specified by such Forward Purchaser if:
•
it or its affiliate (a) is unable to hedge its exposure under such forward sale agreement because insufficient common stock have been made available for borrowing by securities lenders or (b) would incur a stock loan cost in excess of a specified threshold to hedge its exposure under such forward sale agreement;

•
we declare any dividend, issue or distribution on our common stock payable in (a) cash in excess of specified amounts (unless it is an extraordinary dividend), (b) securities of another company as a result of a spin-off or similar transaction or (c) any other type of securities (other than common stock), rights, warrants or other assets for payment at less than the prevailing market price;

•	certain ownership thresholds applicable to such Forward Purchaser and its affiliates are exceeded;
•
an event (a) is announced that, if consummated, would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, or insolvency, or a delisting of our common stock) or (b) occurs that would constitute a delisting or change in law; or

•
certain other events of default, termination events or other specified events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement or our insolvency (each as more fully described in each forward sale agreement).

A Forward Purchaser’s decision to exercise its right to accelerate the settlement of a forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our commons stock under the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity. In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, any forward sale agreement will terminate without further liability of either party. Following any such termination, we would not issue any common stock and we would not receive any proceeds pursuant to any forward sale agreement.
Conflicts of Interest
We intend to use the net proceeds (1) from the sale of common stock to or through the Sales Agents and (2) upon the settlement of any forward sale agreement (a) for the acquisition of additional industrial properties consistent with our investment strategies, (b) working capital, (c) debt repayment (including amounts outstanding from time to time under our credit agreement or term loan agreement) and (d) other general corporate purposes. Prior to such final use, we may temporarily invest the net proceeds in short-term investments consistent with our investment policies and qualification as a REIT. Any borrowings under any credit facility that are repaid with any such net proceeds may be reborrowed, subject to customary conditions. The precise amount and timing of the application of the net proceeds will depend upon our capital requirements and the availability of other funds.
As of the date of this prospectus supplement, affiliates of certain of the Sales Agents are lenders and, in certain cases, agents under our credit agreement and term loan agreement, including: (1) an affiliate of KeyBanc

Capital Markets Inc., as a lender and agent under our credit agreement and term loan agreement; (2) affiliates of Capital One Securities, Inc. and BMO Capital Market Corp. as lenders under our credit agreement and term loan agreement; (3) Barclays Bank PLC, an affiliate of Barclays Capital Inc., as a lender under our credit agreement; and (4) an affiliate of Truist Securities, Inc., as a lender under our term loan agreement. In addition, affiliates of some or all of the Sales Agents may in the future be lenders and/or agents under new credit facilities or, amendments or restatements of our credit agreement, that we may enter into from time to time, and the Sales Agents and/or their respective affiliates may from time to time hold our debt securities or our other indebtedness. As described above, any net proceeds we receive from this offering or from settlement under any forward sale agreement we enter into may be used to repay borrowings under any such existing or future credit facilities or any such debt securities or other indebtedness. Because certain of the Sales Agents are lenders and, in certain cases, agents under our credit agreement and term loan agreement and may be lenders under future credit facilities we enter into, to the extent that any net proceeds we receive from this offering or from settlement under any forward sale agreement are applied to repay any such borrowings, such entities will receive proceeds from this offering or from settlement under any such forward sale agreements through the repayment of those borrowings. Likewise, to the extent that net proceeds from this offering or from settlement under any forward sale agreement are applied to pay any other indebtedness of ours that may be held by any of the Sales Agents or any of their respective affiliates, such Sales Agents or affiliates, as the case may be, will receive proceeds of this offering or from settlement under any such forward sale agreement through the repayment of that indebtedness. The amount received by any Sales Agent and its respective affiliates, as applicable, from the repayment, if any, of those borrowings and/or that indebtedness may exceed 5% of the proceeds of this offering (not including the Sales Agents’ discounts and commissions). Nonetheless, in accordance with Rule 5121 of the Financial Industry Regulatory Authority Inc., the appointment of a qualified independent underwriter is not necessary in connection with this offering because REITs are excluded from that requirement.
If we enter into a forward sale agreement with any Forward Purchaser, such Forward Purchaser will use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable law and regulation, to borrow from third parties and sell, through the relevant Forward Seller, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the applicable Forward Purchaser (or one or more of its affiliates). Each Forward Purchaser will be either a Sales Agent, a Forward Seller or an affiliate of a Sales Agent or a Forward Seller. As a result, a Sales Agent, a Forward Seller, or its affiliate will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreement.
Other Relationships
The Sales Agents, the Forward Sellers, the Forward Purchasers, and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, corporate trust, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the Sales Agents, Forward Sellers, Forward Purchasers and/or their respective affiliates have provided, and in the future may provide, a variety of these services to us and to persons and entities with relationships with us for which they have received, and in the future may receive, customary fees and expenses, and may have entered into, and in the future may enter into, other transactions with us. In addition, Robert W. Baird & Co. Incorporated will pay a referral fee to an affiliate of The Huntington National Bank, one of the lenders under the credit agreement and the term loan agreement, in connection with this offering.
In addition, in the ordinary course of their various business activities, the Sales Agents, the Forward Sellers, the Forward Purchasers, and their respective affiliates, officers, directors and employees, may purchase, sell, make or hold a broad array of investments and actively trade debt and equity securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment, trading and securities activities may involve or relate to assets, securities and/or instruments of ours (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. Certain of the Sales Agents, the Forward Sellers, the Forward Purchasers, or their respective affiliates that may have lending relationships with us or, if applicable, any of our subsidiaries, may also choose to hedge their credit exposure to us or, if applicable, any such subsidiary, as the case may be, consistent with their customary risk management policies. Typically, those Sales Agents, Forward

Sellers, Forward Purchasers, and their respective affiliates would hedge such exposure by entering into transactions, that may consist of either the purchase of credit default swaps or the creation of short positions in our securities or, if applicable, the securities of any such subsidiary. The Sales Agents, the Forward Sellers, the Forward Purchasers, and their respective affiliates may also make or communicate investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or financial instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities, and instruments.
Other
No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the common stock, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus or other material or advertisements relating to us or the offering of our common stock, where action for that purpose is required.
If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser or its affiliate will attempt to borrow from third parties and sell, through the relevant Forward Seller, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the applicable Forward Purchaser (or one or more of its affiliates). Each Forward Purchaser will be either be a Sales Agent or Forward Seller or an affiliate of a Sales Agent or Forward Seller. As a result, a Sales Agent, a Forward Seller, or its affiliate will receive the net proceeds from any sale of borrowed common stock made in connection with any forward sale agreements.
The offering of shares of our common stock pursuant to the distribution agreement will terminate upon the earliest of (1) the sale of our common stock under the distribution agreement having an aggregate offering price of $200,000,000, (2) the termination of the distribution agreement by us or by the sales agents or (3) February 27, 2027.

LEGAL MATTERS
Certain legal matters in connection with this offering will be passed upon for us by Winston & Strawn LLP and, with respect to matters of Maryland law, by Venable LLP. The Sales Agents, Forward Sellers and the Forward Purchasers are being represented in connection with this offering by Morrison & Foerster LLP.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We maintain a web site at www.plymouthreit.com. Information contained on, or accessible through our website is not incorporated by reference into and does not constitute a part of this prospectus or any other report or documents we file with or furnish to the SEC.
We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules filed with the registration statement of which this prospectus supplement and the accompanying prospectus is a part, under the Securities Act, with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to us and the shares of common stock to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Our SEC filings, including our registration statement, are available to you, free of charge, on the SEC’s website at www.sec.gov.
Additionally, we file annual, quarterly and current reports and proxy statements with the SEC. The periodic reports and other confirmation are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We will make available to our stockholders’ annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

INCORPORATION BY REFERENCE
We have elected to “incorporate by reference” certain information into this prospectus supplement and the accompanying prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus supplement and the accompanying prospectus. The incorporated document contains important information about us, our business and our finances.
Any statement contained in a document that is incorporated by reference in this prospectus supplement and the accompanying prospectus is updated and superseded if information contained in this prospectus modifies or replaces this information. We incorporate by reference the following documents we filed with the SEC:
•	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 22, 2024;
•	The sections of our Definitive Proxy Statement on Schedule 14A filed on April 28, 2023, incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022; and
•
Our Registration Statement on Form 8-A, filed on February 24, 2020, which incorporates the description of our common stock from our Registration Statement on Form S-3 (Reg. No. 333-226438), and all reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement and the accompanying prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until we have sold all of the securities to which this prospectus supplement relates or the offering is otherwise terminated; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K. These documents may include, among others, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
You may obtain copies of any of these filings by contacting Plymouth Industrial REIT, Inc. as described below, or by contacting the SEC or accessing its website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing, by telephone or via the Internet at:
Plymouth Industrial REIT, Inc.
20 Custom House Street, 11th Floor
Boston, Massachusetts 02110
(617) 340-3814
Website: http://www.plymouthreit.com
THE INFORMATION CONTAINED ON, OR ACCESSIBLE THROUGH, OUR WEBSITE IS NOT INCORPORATED INTO AND DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.

PROSPECTUS
$750,000,000
PLYMOUTH INDUSTRIAL REIT, INC.
Common Stock
Preferred Stock
Depositary Shares
Warrants
Rights
Guarantees of Debt Securities
PLYMOUTH INDUSTRIAL OP, LP
Debt Securities
We may offer, from time to time, one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:
•	Shares of our common stock, $0.01 par value per share, or our common stock;
•	Shares of our preferred stock, $0.01 par value per share, or our preferred stock;
•	Depositary shares representing fractional shares of our preferred stock, or depositary shares;
•	Warrants to purchase our common stock, preferred stock or depositary shares;
•	Rights to purchase our common stock; and
•	Guarantees of debt securities issued by Plymouth Industrial OP, LP.
Plymouth Industrial OP, LP may offer, from time to time, debt securities in one or more series.
We refer to our common stock, preferred stock, depositary shares, warrants, rights, guarantees and debt securities registered for issuance hereunder collectively as the “securities.” We may offer these securities with an aggregate public offering price of up to $750,000,000, or its equivalent in a foreign currency based on the exchange rate at the time of sale, in amounts, at initial prices and on terms determined at the time of the offering.
We will deliver this prospectus together with a prospectus supplement setting forth the specific terms of the securities we are offering. The applicable prospectus supplement also will contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement.
We may offer the securities directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” beginning on page 64. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.
Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “PLYM.” On February  , 2024, the last reported sale price of our common stock on the NYSE was $    per share. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter system. If we decide to seek a listing for any of those securities, that will be disclosed in a prospectus supplement.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties provided or incorporated by reference into this prospectus and the applicable prospectus supplement. See “Risk Factors” on page 3 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.
The date of this prospectus is February 27, 2024.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. This prospectus only provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus.
You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, which we have referred you to in “Incorporation of Certain Information by Reference” below, before making an investment decision. The exhibits to our registration statement and documents incorporated by reference contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.
Unless the context requires otherwise, references in this prospectus to “we,” “our,” “us” and “our company” refer to Plymouth Industrial REIT, Inc., a Maryland corporation, together with our consolidated subsidiaries, including Plymouth Industrial OP, LP, a Delaware limited partnership, or our operating partnership, of which we are the sole general partner.

OUR COMPANY
We are a full service, vertically integrated, self-administered and self-managed real estate investment trust, or REIT, focused on the acquisition, ownership, management, redevelopment and development of single and multi-tenant industrial properties, including distribution centers, warehouses, light industrial and small bay industrial properties, primarily located in primary and secondary markets, as well as select sub-markets, with access to large pools of skilled labor in the main industrial, distribution and logistics corridors of the United States, which we refer to as our target markets.
We intend to continue to focus on the acquisition of industrial properties in our markets, which we believe will provide superior and consistent cash flow returns at generally lower acquisition costs relative to replacement costs and to industrial properties in gateway markets. Further, we believe there is a greater potential for higher rates of appreciation in the value of industrial properties in our target markets relative to industrial properties in gateway markets.
We believe our target markets provide us with opportunities to acquire both stabilized properties generating favorable cash flows, as well as properties where we can enhance returns through leasing, value-add renovations, value-add redevelopment and ground-up development. We focus primarily on the following investments:
•	single-tenant and multi-tenant industrial properties where tenants are paying below-market rents with near-term lease expirations that we believe have a high likelihood of renewal at market rents; and
•
multi-tenant industrial properties that we believe would benefit from our value-add management approach to create attractive leasing options for our tenants, and as a result of the presence of smaller tenants, obtain higher per-square-foot rents.

Plymouth Industrial REIT, Inc. was incorporated in Maryland in March 2011, and we are the sole general partner of our operating partnership, which is a Delaware limited partnership that was formed in March 2011. We are structured as an umbrella REIT, commonly called an UPREIT, and substantially all of our assets are held by, and substantially all of our operations are conducted through, our operating partnership and its wholly owned subsidiaries. As of December 31, 2023, we indirectly owned a 98.9% interest in the operating partnership. Plymouth Industrial REIT, Inc. has elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2012.
Our executive offices are located at 20 Custom House Street, 11th Floor, Boston, Massachusetts 02110. Our telephone number at our executive offices is (617) 340-3814 and our corporate website is www.plymouthreit.com. The information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus or any other report or document we file with or furnish to the SEC.

RISK FACTORS
Our business is subject to uncertainties and risks and an investment in the securities being offered under this prospectus involves risks. You should carefully consider and evaluate all of the information included or incorporated by reference in this prospectus, including the “Risk Factors” incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other SEC filings before investing in these securities. We may include additional risk factors related to a particular securities offering in the prospectus supplement relating to that offering. It is possible that our business, financial condition, liquidity, results of operations and prospects could be materially adversely affected by any of these risks. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our business or our financial performance. Please also refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements” in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
We make statements in this prospectus and in the documents incorporated herein by reference that are forward-looking statements, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. Our forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by our forward-looking statements are reasonable, we can give no assurance that our plans, intentions, expectations, strategies or prospects will be attained or achieved and you should not place undue reliance on these forward-looking statements. Additionally, unforeseen factors emerge from time to time, and we cannot predict which factors will arise or their ultimate impact on our business or the extent to which any such factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and may be affected by a variety of risks and factors, including, without limitation:
•
the factors included in this prospectus and in the documents incorporated herein by reference, including those set forth under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business;”

•	the general level of interest rates;
•
financing risks, including the risks that our cash flows from operations may be insufficient to meet required payments of principal and interest and we may be unable to refinance our existing debt upon maturity or obtain new financing on attractive terms or at all;

•
the uncertainty and economic impacts of pandemics, epidemics or other public health emergencies or fear of such events, such as the outbreak of COVID-19, including, without limitation, their impact on the Company’s ability to pay common stock dividends and/or the amount and frequency of those dividends;

•	the competitive environment in which we operate;
•	real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets;
•	decreased rental rates or increasing vacancy rates;
•	potential defaults on or non-renewal of leases by tenants;
•	potential bankruptcy or insolvency of tenants;
•	acquisition risks, including failure of such acquisitions to perform in accordance with projections;
•	the timing of acquisitions and dispositions;
•	potential natural disasters such as earthquakes, wildfires or floods;
•	national, international, regional and local economic conditions;
•
potential changes in the law or governmental regulations that affect us and interpretations of those laws and regulations, including changes in real estate and zoning or REIT tax laws, and potential increases in real property tax rates;

•	lack of or insufficient amounts of insurance;
•	our ability to maintain our qualification as a REIT;
•	litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and
•	possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us.

Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS
Unless otherwise described in the applicable prospectus supplement to this prospectus used to offer specific securities, we currently intend to use the net proceeds from the sale of securities under this prospectus to potentially acquire additional properties and for general corporate purposes, which may include, without limitation, the repayment of outstanding indebtedness, capital expenditures and working capital. Pending the application of the net proceeds from any sale of securities under this prospectus, we may invest the net proceeds in interest-bearing accounts, money market accounts and/or interest-bearing securities, in each case, in a manner that is consistent with maintaining our qualification as a REIT. Further details regarding the use of the net proceeds from the sale of our securities will be set forth in the applicable prospectus supplement or free writing prospectus.

DESCRIPTION OF COMMON STOCK
The following summary of the material terms of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to the Maryland General Corporation Law, or the MGCL, and to our charter and bylaws. For a more complete understanding of our common stock, we encourage you to read carefully this entire prospectus, as well as our charter and bylaws, each of which is incorporated herein by reference, and the following summary is qualified in its entirety by reference to our charter and bylaws. See “Where To Find Additional Information” for information on how to obtain documents from us, including our charter and bylaws.
General
Our charter provides that we may issue up to 900,000,000 shares of common stock, $0.01 par value per share, or our common stock. Our charter authorizes our board of directors, with the approval of a majority of the entire board of directors and without any action by our common stockholders, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of any class or series of our stock. As of the date of this prospectus, 45,382,076 shares of our common stock are issued and outstanding.
Under Maryland law, stockholders generally are not personally liable for our debts or obligations solely as a result of their status as stockholders.
Dividends, Liquidation and Other Rights
Subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of shares of our common stock are entitled to receive dividends and other distributions on such shares if, as and when authorized by our board of directors out of assets legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment or establishment of reserves for all known debts and liabilities of our company.
Holders of shares of our common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any securities of our company. Our charter provides that our common stockholders generally have no appraisal rights unless our board of directors determines prospectively that appraisal rights will apply to one or more transactions in which holders of our common stock would otherwise be entitled to exercise appraisal rights. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of our common stock will have equal dividend, liquidation and other rights.
Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, consolidate, sell all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides for approval of any of these matters by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on such matters, except that the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors is required to remove a director (and such removal must be for cause) and the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on such matter is required to amend the provisions of our charter relating to the removal of directors, relating to the restrictions on the transfer and ownership of shares or the vote required to amend such provisions. Maryland law also permits a Maryland corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to an entity if all of the equity interests of the entity are owned, directly or indirectly, by the corporation. Because our operating assets may be held by our operating partnership or its subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders.
Voting Rights of Common Stock
Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of our common stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of stock, the holders of shares of our common stock will possess the exclusive voting power. There is no cumulative voting in the election of our directors. Directors are elected by a plurality of all of the votes cast in the election of directors.
Power to Reclassify and Issue Stock
Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of stock, to establish the designation and number of shares of each class or series and to set, subject to the provisions of our charter relating to the restrictions on ownership and transfer of our capital stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each such class or series.
Power to Increase or Decrease Authorized Shares of Our Common Stock and Issue Additional Shares of Our Common and Preferred Stock
We believe that the power of our board of directors to amend our charter to increase or decrease the aggregate number of authorized shares of stock, to authorize us to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to authorize us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the additional authorized shares of our common stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law, the terms of any class or series of preferred stock that we may issue in the future or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that our common stockholders otherwise believe to be in their best interests. See “Material Provisions of Maryland Law and of Our Charter and Bylaws—Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws.”
Restrictions On Ownership and Transfer
In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock (after taking into account options to acquire shares of stock) may be owned, directly, indirectly or through application of certain attribution rules by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).
Our charter contains restrictions on the ownership and transfer of our stock that are intended to assist us in complying with these requirements and continuing to qualify as a REIT. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of any class or series of our capital stock, excluding any shares of stock that are not treated as outstanding for federal income tax purposes. We refer to this restriction as the “ownership limit.” A person or entity that would have acquired actual, beneficial or constructive ownership of our stock but for the application of the ownership limit or any of the other restrictions on ownership and transfer of our stock discussed below is referred to as a “prohibited owner.”
The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our common stock (or the acquisition of an interest in an entity that owns, actually or constructively, our common stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of our outstanding common stock and thereby violate the applicable ownership limit.

Our board of directors, in its sole and absolute discretion, prospectively or retroactively, may exempt a person from the limit described in the paragraph above and may establish or increase an excepted holder percentage limit for that person. The person seeking an exemption must provide to our board of directors any representations, covenants and undertakings that our board of directors may deem appropriate in order to conclude that granting the exemption will not cause us to lose our status as a REIT. Our board of directors may not grant an exemption to any person if that exemption would result in our failing to qualify as a REIT. Our board of directors must waive the ownership limit with respect to a particular person if it: (i) determines that such ownership will not cause any individual’s beneficial ownership of shares of our stock to violate the ownership limit and that any exemption from the ownership limit will not jeopardize our status as a REIT; and (ii) determines that such stockholder does not and will not own, actually or constructively, an interest in a tenant of ours (or a tenant of any entity whose operations are attributed in whole or in part to us) that would cause us to own, actually or constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant or that any such ownership would not cause us to fail to qualify as a REIT under the Code. Our board of directors may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to our board of directors, in its sole discretion, in order to determine or ensure our status as a REIT.
As a condition of the exception, our board of directors may require an opinion of counsel or IRS ruling, in either case in form and substance satisfactory to our board of directors, in its sole and absolute discretion, in order to determine or ensure our status as a REIT and representations and undertakings from the person seeking the exemption or excepted holder limit in order to make the determinations above. Our board of directors may impose such conditions or restrictions as it deems appropriate in connection with such an exception.
Our board of directors may, in its sole and absolute discretion, increase or decrease the ownership limit for one or more persons, except that a decreased ownership limit will not be effective for any person whose actual, beneficial or constructive ownership of our stock exceeds the decreased ownership limit at the time of the decrease until the person’s actual, beneficial or constructive ownership of our stock equals or falls below the decreased ownership limit, although any further acquisition of shares of our stock or beneficial or constructive ownership of our stock will violate the decreased ownership limit. Our board of directors may from time to time increase or decrease any ownership limit if, among other limitations, the new ownership limit would not prevent five or fewer persons to actually or beneficially own more than 49.9% in value of our outstanding stock.
Our charter further prohibits:
•
any person from actually, beneficially or constructively owning shares of our stock that could result in us being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT (including, but not limited to, actual, beneficial or constructive ownership of shares of our stock that could result in us owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income we derive from such tenant, taking into account our other income that would not qualify under the gross income requirements of Section 856(c) of the Code, would cause us to fail to satisfy any such gross income requirements imposed on REITs); and

•
any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire actual, beneficial or constructive ownership of shares of our stock that will or may violate the ownership limit or any of the other restrictions on ownership and transfer of our stock described above must give written notice immediately to us or, in the case of a proposed or attempted transaction, provide us at least 15 days prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT.
The ownership limit and other restrictions on ownership and transfer of our stock described above will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required in order for us to qualify as a REIT.
Pursuant to our charter, if any purported transfer of our stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by our board of directors, or could result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to, and held by, a charitable trust for the exclusive benefit of one or more charitable organizations selected by us. The prohibited owner will have no rights in shares of our stock held by the trustee. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in the transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restriction on ownership and transfer of our stock, then that transfer of the number of shares that otherwise would cause any person to violate the above restrictions will be void. If any transfer of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution), then any such purported transfer will be void and of no force or effect and the intended transferee will acquire no rights in the shares.
Shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer of the shares to the trust (or, in the event of a gift, devise or other such transaction, the last reported sale price at the time of such gift, devise or other transaction) and (ii) the last reported sale price on the date we accept, or our designee accepts, such offer. We may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee and pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such stock will be paid to the charitable beneficiary.
If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or persons designated by the trustee who could own the shares without violating the ownership limits or other restrictions on ownership and transfer of our stock. Upon such sale, the trustee must distribute to the prohibited owner an amount equal to the lesser of (i) the price paid by the prohibited owner for the shares (or, if the prohibited owner did not give value in connection with the transfer or other event that resulted in the transfer to the trust (e.g., a gift, devise or other such transaction), the last reported sale price on the day of the transfer or other event that resulted in the transfer of such shares to the trust) and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if prior to our discovery that shares of our stock have been transferred to the trustee, such shares of stock are sold by a prohibited owner, then such shares shall be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount shall be paid to the trustee upon demand.
The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the charitable beneficiary, all dividends and other distributions paid by us with respect to such shares, and may exercise all voting rights with respect to such shares for the exclusive benefit of the charitable beneficiary.
Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee may, at the trustee’s sole discretion:
•	rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and
•	recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.
If our board of directors or a committee thereof determines that a proposed transfer or other event has taken place that violates the restrictions on ownership and transfer of our stock set forth in our charter, our board of directors or such committee may take such action as it deems advisable in its sole and absolute discretion to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.
Every owner of more than 5% (or such lower percentage as required by the Code or the Treasury regulations promulgated thereunder) in number or value of the outstanding shares of our stock, within 30 days after the end of each taxable year, must give written notice to us stating the name and address of such owner, the number of shares of each class and series of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each such owner also must provide us with any additional information that we request in order to determine the effect, if any, of the person’s actual or beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, any person that is an actual owner, beneficial owner or constructive owner of shares of our stock and any person (including the stockholder of record) who is holding shares of our stock for an actual owner, beneficial owner or constructive owner must, on request, disclose to us such information as we may request in good faith in order to determine our status as a REIT and comply with requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the ownership limits.
Any certificates representing shares of our stock will bear a legend referring to the restrictions on ownership and transfer of our stock described above.
These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stock that our stockholders believe to be in their best interest.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS
The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is part. See “Where You Can Find More Information.”
Our Board of Directors
Our charter and bylaws provide that the number of directors of our company may be established, increased or decreased only by a majority of our entire board of directors but may not be fewer than the minimum number required under the MGCL, which is one, or, unless our bylaws are amended, more than fifteen. We have eight directors.
Our charter also provides that, at such time as we became eligible to elect to be subject to certain elective provisions of the MGCL and except as may be provided by our board of directors in setting the terms of any class or series of stock, any vacancy may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any director so elected will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies.
Each of our directors is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies under the MGCL. Holders of shares of our common stock will have no right to cumulative voting in the election of directors. Directors are elected by a plurality of the votes cast. Consequently, at each annual meetings of stockholders, the holders of the majority of the shares of our common stock will be able to elect all of our directors.
Removal of Directors
Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our board of directors to fill vacant directorships, may preclude stockholders from removing incumbent directors except for cause and by a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.
Business Combinations
Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:
•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or
•
an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder.
In approving a transaction, however, a board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by it.
After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:
•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•
two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority approval requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.
These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution opting out of the business combination provisions of the MGCL. This resolution provides that any alteration or repeal of the resolution by the board of directors shall be valid only if approved, at a meeting duly called, by the affirmative vote of a majority of votes cast by stockholders entitled to vote generally for directors. Our bylaws provide that any such alteration or repeal of the resolution will be valid only if approved, at a meeting duly called, by the affirmative vote of a majority of votes cast by stockholders entitled to vote generally for directors.
We do not have a “poison pill” or stockholder rights plan. We intend to seek prior stockholder approval before adopting a stockholder rights plan unless, due to timing constraints or other reasons, a majority of the directors who qualify as independent directors under NYSE corporate governance standards determines that it would be in the best interests of stockholders to adopt a plan before obtaining stockholder approval. We also intend that any stockholder rights plan we adopt without prior stockholder approval would either be ratified by stockholders or must expire, without being renewed or replaced, within one year.
Control Share Acquisitions
The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to their control shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors, generally, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) the person who made or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:
•	one-tenth or more but less than one-third;
•	one-third or more but less than a majority; or
•	a majority or more of all voting power.
Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The control share acquisition statute does not apply to: (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. Our bylaws provide that any amendment, alteration or repeal of this provision shall be valid only if approved, at a meeting duly called, by the affirmative vote of a majority of votes cast by stockholders entitled to vote generally for directors. There can be no assurance that such provision will not be amended or eliminated at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Securities and Exchange Act of 1934, as amended, or the Exchange Act, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:
•	a classified board;
•	a two-thirds vote requirement for removing a director;
•	a requirement that the number of directors be fixed only by vote of the directors;
•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; or
•	a majority requirement for the calling of a special meeting of stockholders.
Our charter provides that, at such time as we became eligible to make a Subtitle 8 election and except as may be provided by our board of directors in setting the terms of any class or series of stock, we elect to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our board of directors. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require a two-thirds vote for the removal of any director from the board, (2) vest in the board the exclusive power to fix the number of directorships, subject to limitations set forth in our charter and bylaws, and (3) require, unless called by the chairman of our board of directors, our president, our chief executive officer or our board of directors, the request of stockholders entitled to cast not less than a majority of all votes entitled to be cast on a matter at such meeting to call a special meeting to consider and vote on any matter that may properly be considered at a meeting of stockholders. Our bylaws provide that we may not make a Subtitle 8 election to create a classified board. Our bylaws provide that any amendment, alteration or repeal of this provision shall be valid only if approved, at a meeting duly called, by the affirmative vote of a majority of votes cast by stockholders entitled to vote generally for directors. There can be no assurance that such provision will not be amended or eliminated at any time in the future.
Amendments to Our Charter and Bylaws
Other than amendments to certain provisions of our charter described below and amendments permitted to be made without stockholder approval under Maryland law or by a specific provision in the charter, our charter may be amended only if such amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. The provisions of our charter relating to the removal of directors, the restrictions on the transfer and ownership of shares or the vote required to amend such provisions may be amended only if such amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast on the matter. Except as otherwise noted with respect to amendments requiring the affirmative vote of a majority of votes cast by stockholders entitled to vote generally for directors, our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws or to make new bylaws.

Meetings of Stockholders
Under our bylaws, annual meetings of stockholders must be held each year at a date, time and place determined by our board of directors. Special meetings of stockholders may be called by the chairman of our board of directors, our chief executive officer, our president and our board of directors. Subject to the provisions of our bylaws, a special meeting of stockholders to act on any matter that may properly be considered at a meeting of stockholders must be called by our secretary upon the written request of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter at such meeting who have requested the special meeting in accordance with the procedures specified in our bylaws and provided the information and certifications required by our bylaws. Only matters set forth in the notice of a special meeting of stockholders may be considered and acted upon at such a meeting.
Advance Notice of Director Nominations and New Business
Our bylaws provide that:
•
with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

○	pursuant to our notice of the meeting;
○	by or at the direction of our board of directors; or
○
by a stockholder who was a stockholder of record both at the time of giving of the notice required by our bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has provided the information and certifications required by the advance notice procedures set forth in our bylaws.

•
with respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders, and nominations of individuals for election to our board of directors may be made only:

○	by or at the direction of our board of directors; or
○
provided that the meeting has been called for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving of the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has provided the information and certifications required by the advance notice procedures set forth in our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings.
Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws
The restrictions on ownership and transfer of our stock, the provisions of our charter regarding the removal of directors, the exclusive power of our board of directors to fill vacancies on the board and the advance notice provisions of the bylaws could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interests. Likewise, if our board of directors were to opt in to the business combination provisions of the MGCL or the provisions of Subtitle 8 of Title 3 of the MGCL providing for a classified board of directors, or if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL were amended or rescinded, these provisions of the MGCL could have similar anti-takeover effects.
Indemnification and Limitation of Directors’ and Officers’ Liability
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.
The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:
•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and:
○	was committed in bad faith; or
○	was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or on behalf of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer, without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification, upon the corporation’s receipt of:
•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and
•
a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate our company and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding, without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification, to:
•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or
•
any individual who, while serving as a director or officer and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.
The partnership agreement also provides that we, as general partner, and our directors, officers, employees, agents and designees are indemnified to the extent provided therein. See “Description of the Partnership Agreement of Plymouth Industrial OP, LP.”
Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Indemnification Agreements
We have entered into indemnification agreements with each of our executive officers and directors.
Restrictions on Ownership and Transfer
Subject to certain exceptions, our charter provides that no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of any class or series of our capital stock. For a fuller description of this and other restrictions on ownership and transfer of our stock, see “Description of Stock—Restrictions on Ownership and Transfer.”
REIT Qualification
Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to be qualified as a REIT. Our charter also provides that our board of directors may determine that compliance with one or more of the restrictions on ownership and transfer of our stock is no longer required in order for us to qualify as a REIT.

DESCRIPTION OF PREFERRED STOCK
The following description sets forth certain general terms of the shares of our preferred stock to which any prospectus supplement may relate. This description and the description contained in any prospectus supplement are not complete and are in all respects subject to and qualified in their entirety by reference to our charter, the applicable articles supplementary that describes the terms of the related class or series of our preferred stock, and our bylaws, each of which we will make available upon request.
General
Our charter provides that we may issue up to 100,000,000 shares of preferred stock, $0.01 par value per share. Our charter authorizes our board of directors to increase or decrease the number of authorized shares without stockholder approval. As of December 31, 2023, no shares of preferred stock were issued and outstanding.
Subject to the limitations prescribed by Maryland law and our charter and bylaws, our Board of Directors is authorized to establish the number of shares constituting each series of preferred stock and to fix the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of our board of directors or duly authorized committee thereof.
The prospectus supplement relating to the series of preferred stock offered thereby will describe the specific terms of such securities, including:
•	the title and stated value of such preferred stock;
•	the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such shares;
•	the dividend rate(s), period(s) and payment date(s) or method(s) of calculation thereof applicable to such preferred stock;
•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such preferred stock shall accumulate;
•	the procedures for any auction and remarketing, if any, for such preferred stock;
•	the provisions for a sinking fund, if any, for such preferred stock;
•	the provisions for redemption, if applicable, of such preferred stock;
•	any listing of such preferred stock on any securities exchange;
•
the terms and conditions, if applicable, upon which shares of such preferred stock will be convertible into shares of our common stock, including the conversion price (or manner of calculation thereof) and conversion period;

•	a discussion of material U.S. federal income tax considerations applicable to such preferred stock;
•
any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•
in addition to those limitations described herein, any other limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

•	any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.
Certain Provisions of Maryland Law and Our Charter and Bylaws
See “Certain Provisions of Maryland Law and Our Charter and Bylaws.”

DESCRIPTION OF DEPOSITARY SHARES
General
We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of our preferred stock, as specified in the applicable prospectus supplement. Preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of our preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the shares of preferred stock by us to a preferred share depositary, we will cause such preferred shares depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and the related depositary receipts, as well as our charter, including articles supplementary relating to the applicable class or series of our preferred stock.
Dividends and Other Distributions
The preferred share depositary will distribute all cash dividends or other cash distributions received in respect of the shares of our preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary.
In the event of a distribution other than in cash, the preferred shares depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary, unless the preferred shares depositary determines that it is not feasible to make such distribution, in which case the preferred shares depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.
No distribution will be made in respect of any depositary share to the extent that it represents any shares of preferred stock converted into other securities.
Withdrawal of Shares
Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred shares depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional shares of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of preferred stock on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred shares depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.
Redemption of Depositary Shares
Whenever we redeem shares of our preferred stock held by the preferred shares depositary, the preferred shares depositary will redeem as of the same redemption date the number of depositary shares representing shares of preferred stock so redeemed, provided we shall have paid in full to the preferred shares depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our charter.
From and after the date fixed for redemption, all dividends in respect of the preferred shares so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred shares depositary.
Voting of the Shares of Preferred Stock
Upon receipt of notice of any meeting at which the holders of the applicable shares of our preferred stock are entitled to vote, the preferred shares depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such shares of preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred shares depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by such holder’s depositary shares. The preferred shares depositary will vote the amount of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred shares depositary in order to enable the preferred shares depositary to do so. The preferred shares depositary will abstain from voting the amount of preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred shares depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred shares depositary.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each shares of preferred stock represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.
Amendment and Termination of Deposit Agreement
The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred shares depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.
The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the preferred shares depositary if (i) such termination is necessary to preserve our status as a REIT or (ii) a majority of each series of preferred stock affected by such termination consents to such termination, whereupon the preferred shares depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of our preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred shares depositary with respect to such depositary receipts. We have agreed that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares or (iii) each related share of our preferred stock shall have been converted into our securities not so represented by depositary shares.
Charges of Preferred Shares Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred shares depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred shares depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.
Resignation and Removal of Depositary
The preferred shares depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred shares depositary, any such resignation or removal to take effect upon the appointment of a successor preferred shares depositary. A successor preferred shares depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and that meets certain combined capital and surplus requirements.
Miscellaneous
The preferred shares depositary will forward to holders of depositary receipts any reports and communications from the Company which are received by the preferred shares depositary with respect to the related preferred shares.
Neither the preferred shares depositary nor we will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the preferred shares depositary under the deposit agreement will be limited to performing our respective duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred shares depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the preferred shares depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.
In the event that the preferred shares depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred shares depositary shall be entitled to act on such claims, requests or instructions received from us.
Restrictions on Ownership
Holders of depositary receipts will be subject to the ownership and transfer restrictions of our charter. See “Restrictions on Ownership and Transfer.”

DESCRIPTION OF WARRANTS
We may offer by means of this prospectus warrants for the purchase of any of the securities offered by this prospectus. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein or in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:
•	the title and issuer of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currencies in which the price or prices of such warrants may be payable;
•	the designation, amount and terms of the securities purchasable upon exercise of such warrants;
•	the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;
•	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	the minimum or maximum amount of such warrants which may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	a discussion of material U.S. federal income tax considerations; and
•	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
Restrictions on Ownership
Holders of warrants will be subject to the ownership and transfer restrictions of our charter. See “Restrictions on Ownership and Transfer.”

DESCRIPTION OF RIGHTS
We may issue rights to our stockholders for the purchase of shares of our common stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
The applicable prospectus supplement will describe the following terms, where applicable, of the rights to be issued:
•	the date for determining the stockholders entitled to the rights distribution;
•	the aggregate number of shares of common stock purchasable upon exercise of such rights and the exercise price;
•	the aggregate number of rights being issued;
•	the date, if any, on and after which such rights may be transferable separately;
•	the date on which the right to exercise such rights shall commence and the date on which such right shall expire;
•	discussion of material U.S. federal income tax considerations; and
•	any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange, listing, transferability and exercise of such rights.
Restrictions on Ownership
Holders of rights will be subject to the ownership and transfer restrictions of our charter. See “Restrictions on Ownership and Transfer.”

DESCRIPTION OF DEBT SECURITIES AND RELATED GUARANTEES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of our debt securities and related guarantees, if any. When our operating partnership offers to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus, including the terms of any related guarantees by the Company. We will also indicate in the prospectus supplement the extent to which the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
Our operating partnership may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be the direct, unsecured obligations of our operating partnership and may be issued in one or more series.
The debt securities will be issued under an indenture between our operating partnership and a trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture and debt securities carefully for provisions that may be important to you. Capitalized terms used in the summary and not defined in this prospectus have the meanings specified in the indenture.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in such resolutions, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement or term sheet.
Unless otherwise specified in a supplement to this prospectus, the debt securities will be direct, unsecured obligations of our operating partnership, and will be fully and unconditionally guaranteed by the Company. We, through our operating partnership, can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, including any pricing supplement or term sheet, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, to the extent applicable:
•	the title and ranking of the debt securities (including the terms of any subordination provisions),
•	the price or prices (expressed as a percentage of the principal amount) at which our operating partnership will sell the debt securities,
•	any limit on the aggregate principal amount of the debt securities,
•	the date or dates on which the principal on the debt securities is payable,
•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date,

•
the place or places where principal of, and any premium and interest on, the debt securities will be payable, the method of such payment, where debt securities may be surrendered for registration of transfer or exchange and where notices and demands to us relating to the debt securities may be delivered,

•	the period or periods within which, the price or prices at which and the terms and conditions upon which our operating partnership may redeem the debt securities,

•
any obligation our operating partnership has to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation,

•
the dates on which and the price or prices at which our operating partnership will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations,

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof,
•	whether the debt securities will be issued in bearer or registered form and, if the latter, whether they will be issued in the form of certificated debt securities or global debt securities,
•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount,
•
the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency,

•	the designation of the currency, currencies or currency units in which payment of principal of, and any premium and interest on, the debt securities will be made,
•
if payments of principal of, or any premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined,

•
the manner in which the amounts of payment of principal of, and any premium and interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index,

•	any provisions relating to any security provided for the debt securities or for any guarantees,
•
any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities,

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities,
•
any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities,

•	a discussion of any material United States federal income tax considerations applicable to an investment in the debt securities,
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities,
•
any provisions relating to conversion or exchange of any debt securities, including, if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange if such debt securities are redeemed,

•	whether the debt securities will be senior debt securities or subordinated debt securities and, if applicable, a description of the subordination terms thereof,

•
whether the debt securities are entitled to the benefits of the guarantee of any guarantor, and whether any such guarantee is made on a senior or subordinated basis and, if applicable, a description of the subordination terms of any such guarantee,

•	whether any underwriter(s) will act as market maker(s) for the debt securities, and
•	the extent to which a secondary market for the debt securities is expected to develop.
Our operating partnership may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If our operating partnership denominates the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and any premium and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general United States federal income tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary or DTC, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as otherwise set forth in this prospectus or the applicable prospectus supplement, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event our operating partnership undergoes a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:
•
we are the surviving entity or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture,

•	immediately after giving effect to the transaction, no default or Event of Default shall have occurred and be continuing,
•
if we are not the successor person, each guarantor (if any), unless it has become the successor person, confirms that its guarantee shall continue to apply to the obligations under the debt securities and the indenture to the same extent as prior to such merger, conveyance, transfer or lease, as applicable, and

•	certain other conditions are met.
Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties and assets to us.
Events of Default
“Event of Default” means, with respect to any series of debt securities, any of the following:
•
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period),

•	default in the payment of principal of any debt security of that series at its maturity, upon acceleration, redemption or otherwise,
•
default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after our operating partnership receives written notice from the trustee or our operating partnership and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture,

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of our company, and
•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our or our subsidiaries’ indebtedness outstanding from time to time.
If an Event of Default with respect to outstanding debt securities of any series occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and any accrued and unpaid interest on, all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of, and any accrued and unpaid interest on, all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense that might be incurred by it in exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series, and
•
the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of at least a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium and interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture requires our operating partnership, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a default or Event of Default occurs and is continuing with respect to the debt securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a default or Event of Default within 90 days after knowledge of its occurrence. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
Our operating partnership and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:
•	to cure any ambiguity, omission, defect or inconsistency,
•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets,”
•	to provide for uncertificated securities in addition to or in place of certificated securities,
•	to surrender any of our rights or powers under the indenture,
•	to add covenants or events of default for the benefit of the holders of debt securities of any series,
•	to comply with the applicable procedures of the applicable depositary,
•	to make any change that does not adversely affect the rights of any holder of debt securities,
•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture,
•
to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee,

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act,
•	to reflect the release of a guarantor of the debt securities in accordance with the terms of the indenture, or
•	to add guarantors with respect to any or all of the debt securities or to secure any or all of the debt securities or the guarantees.

Our operating partnership may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. Our operating partnership may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver,
•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security,
•
reduce the principal of or premium on, or change the fixed maturity of, any debt security, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities,

•	reduce the principal amount of discount securities payable upon acceleration of maturity,
•
waive a default or Event of Default in the payment of the principal of, or any premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration),

•	make the principal of, or any premium or interest on, any debt security payable in any currency other than that stated in the debt security,
•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, or any premium and interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments,

•	waive a redemption payment with respect to any debt security, or
•
if the debt securities of that series are entitled to the benefit of a guarantee, release any guarantor of such series other than as provided in the indenture or modify the guarantee in any manner adverse to the holders.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all of the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any premium or interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, our operating partnership may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). Our operating partnership will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, any premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, our operating partnership has delivered to the trustee an opinion of counsel stating that our operating partnership has received from, or there has been published by, the United States Internal Revenue Service, or IRS, a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•
our operating partnership may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement, and

•	any omission to comply with those covenants will not constitute a default or an Event of Default with respect to the debt securities of that series, or covenant defeasance.
The conditions include:
•
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, any premium and interest on, and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities, and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event our operating partnership exercises its option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. In such a case, we would remain liable for those payments.
“Foreign Government Obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, direct obligations of, or obligations guaranteed by, the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged and which are not callable or redeemable at the option of the issuer thereof.
Regarding the Trustee
The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

No Personal Liability of Directors, Officers, Employees or Stockholders
None of our past, present or future directors, officers, employees, stockholders or controlling persons, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under United States federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the debt securities, will be governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the New York Consolidated Laws, General Obligations Law).

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised that it is:
•	a limited-purpose trust company organized under the New York Banking Law,
•	a “banking organization” within the meaning of the New York Banking Law,
•	a member of the Federal Reserve System,
•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and
•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants ‘ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, or such shorter time as may be satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be,
•	we determine, in our sole discretion, not to have such securities represented by one or more global securities, or
•	an Event of Default has occurred and is continuing with respect to such series of securities,
•	we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF PLYMOUTH INDUSTRIAL OP, LP
A summary of the material terms and provisions of the Amended and Restated Agreement of Limited Partnership of Plymouth Industrial OP, LP., which we refer to as the “partnership agreement,” is set forth below. This summary is not complete and is subject to and qualified in its entirety by reference to the applicable provisions of Delaware law and the partnership agreement. For more detail, please refer to the partnership agreement itself a copy of which is filed as an exhibit to the registration statement of which this prospectus is part. See “Where You Can Find More Information.”
General
Our operating partnership was formed in March 2011 to acquire, own and operate properties on our behalf. It is the operating partnership of an UPREIT, which structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as our operating partnership, will be deemed to be assets and income of the REIT.
A property owner may generally contribute property to an UPREIT in exchange for OP units on a tax-deferred basis. In addition, our operating partnership will be structured to make distributions with respect to OP units that will be equivalent to the distributions made to holders of our common stock. Beginning on the date that is one year after the date of issuance, a limited partner may tender its OP units in our operating partnership for redemption in exchange for cash or, at our option, for shares of our common stock in a taxable transaction.
The partnership agreement for our operating partnership contains provisions that would allow, under certain circumstances, other entities to merge into our operating partnership. In the event of such a merger, our limited partnership would issue additional OP units that would be entitled to the same exchange rights as other holders of OP units. As a result, any such merger ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.
We hold substantially all of our assets through our operating partnership. We may, however, own investments through entities other than our operating partnership if limited partners of our operating partnership that are not affiliated with us and who hold more than 50% of the OP units held by all limited partners not affiliated with us approve the ownership of a property through another entity. We are the sole general partner of our operating partnership, and we have the exclusive power to manage and conduct the business of our operating partnership.
The following is a summary of certain provisions of the partnership agreement of our operating partnership. This summary is not complete and is qualified by the specific language in the partnership agreement.
Capital Contributions
As we accept subscriptions for shares, we transfer (directly or through our wholly-owned subsidiary) substantially all of the net proceeds of the offering to our operating partnership as a capital contribution; however, we are deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Our operating partnership is deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If our operating partnership requires additional funds at any time in excess of capital contributions made by us, it may borrow funds from us or other lenders. In addition, we are authorized to cause our operating partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of us and our operating partnership.
Operations
The partnership agreement requires that our operating partnership be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability and (3) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership. See “Material U.S. Federal Income Tax Considerations—Tax Aspects of Our Operating Partnership” elsewhere in this prospectus.

Distributions
The partnership agreement provides that our operating partnership will distribute cash flow as follows:
•
First, to us until we have received aggregate distributions with respect to the current fiscal year equal to the minimum amount necessary for us to distribute to our stockholders to enable us to maintain our status as a REIT (and avoid the imposition of federal income and excise taxes) under the Code with respect to such fiscal year;

•
Next, to the limited partners until our limited partners have received aggregate distributions equal to the amount that would have been distributed to them with respect to all prior fiscal years had each limited partner held a number of our common shares equal to the number of OP units that it holds;

•
Next, after the establishment of reasonable cash reserves for our expenses and obligations of our operating partnership, to us and to the limited partners until each partner has received aggregate distributions with respect to the current fiscal year and all fiscal years had each limited partner held a number of common shares equal to the number of OP units that it holds; and

•	Finally, to us and the limited partners in accordance with the partners’ percentage interests in our operating partnership.
Similarly, the partnership agreement of our operating partnership provides that taxable income is generally allocated to the partners of our operating partnership in accordance with their relative percentage interests such that a holder of one unit of partnership interest in our operating partnership will be allocated taxable income for each taxable year in an amount generally equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury regulations. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in our operating partnership. We are authorized to amend the partnership agreement to allocate income or loss of our operating partnership in a manner so as to avoid the characterization of operating income allocable to certain tax-exempt partners as “unrelated business taxable income,” as defined in the Code.
Upon the liquidation of our operating partnership, after payment of debts and obligations, any remaining assets of our operating partnership will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances. If we were to have a negative balance in our capital account following a liquidation, we might be obligated to contribute cash to our operating partnership up to an amount not exceeding such negative balance.
In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating real properties, to the extent not paid by us, our operating partnership will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of our operating partnership. Such expenses will include:
•	all expenses relating to the formation and continuity of our existence;
•	all expenses relating to the public offering and registration of securities by us;
•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;
•	all expenses associated with compliance by us with applicable laws, rules and regulations;
•	all costs and expenses relating to any issuance or redemption of partnership interests or shares of our common stock; and
•	all our other operating or administrative costs incurred in the ordinary course of our business on behalf of our operating partnership.
Exchange Rights
The limited partners of our operating partnership, including Plymouth OP Limited, LLC, have the right to cause their OP units to be redeemed by our operating partnership for cash or, in our sole discretion, for shares of our common stock. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the OP units were exchanged for our shares on a one-for-one basis.

Alternatively, we may elect to redeem the OP units by issuing one share of our common stock for each limited partnership unit redeemed. The cash value of a share of our common stock would equal the average of the daily closing price of a share of common stock for the ten consecutive trading days immediately preceding the date on which the cash value is determined. If our shares of common stock are not listed, then the cash value of a share of our common stock will equal the then applicable redemption price per share in our share redemption program.
These redemption rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) cause us to be “closely held” within the meaning of Section 856(h) of the Code, (4) cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code, or (5) cause the acquisition of shares by a redeemed limited partner to be “integrated” with any other distribution of our shares for purposes of complying with the Securities Act.
Subject to the foregoing, limited partners of our operating partnership may exercise their redemption rights at any time after one year following the date of issuance of their partnership units. However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for fewer than 1,000 OP units, unless such limited partner holds fewer than 1,000 OP units, in which case, it must exercise its exchange right for all of its OP units. We do not expect to issue any of the shares of common stock offered hereby to limited partners of our operating partnership in exchange for their OP units. Rather, in the event a limited partner of our operating partnership exercises its redemption rights, and we elect to satisfy such redemption with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.
Transferability of Interests
We may not (1) voluntarily withdraw as the general partner of our operating partnership, (2) engage in any merger, consolidation or other business combination or (3) transfer the general partnership interest in our operating partnership (except to another of our wholly owned subsidiaries), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership and agrees to assume all obligations of the general partner of our operating partnership. We may also enter into a business combination or transfer the general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of our operating partnership other than Plymouth OP Limited, LLC. With certain exceptions, a limited partner may not transfer its interests in our operating partnership, in whole or in part, without our written consent, acting as general partner.
Voting Rights
The holders of limited partnership interests have limited voting rights. The consent of a majority-in-interest of the limited partners is required only to approve (1) any amendment that would affect the conversion or exchange rights of the limited partnership interests, (2) any amendment to the partnership agreement that would adversely affect the rights of the limited partners to receive distributions, (3) any amendment that would alter the partnership’s allocations of profit and loss and (4) any amendment that would impose any obligation on the limited partners to make additional capital contributions to the partnership.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the current material U.S. federal income tax considerations regarding our company and holders of our securities. For the purposes of this discussion, references to “we,” “our” and “us” mean only Plymouth Industrial REIT, Inc., and do not include any of its subsidiaries, except as otherwise indicated. This summary is for general information only and is not tax advice. The information in this summary is based on:
•	the Code;
•	current, temporary and proposed Treasury regulations promulgated under the Code;
•	the legislative history of the Code;
•	current administrative interpretations and practices of the IRS; and
•	court decisions
in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any such change could apply retroactively to transactions preceding the date of the change. Except as expressly provided below, we have not requested and do not intend to request a ruling from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any U.S. federal tax other than the income tax, associated with the purchase, ownership, or disposition of our securities, or our election to be taxed as a REIT.
On December 22, 2017, legislation commonly referred to as the “Tax Cuts and Jobs Act” was enacted. The Tax Cuts and Jobs Act made significant changes to the U.S. federal income tax rules related to the taxation of individuals and corporations. Most of the changes applicable to individuals are temporary and apply only to taxable years beginning after December 31, 2017, and before January 1, 2026. The Tax Cuts and Jobs Act made numerous large and small changes to the tax rules which do not affect REITs directly but may affect our shareholders and may indirectly affect us. This summary does not discuss how the scheduled sunsetting of certain provisions of the Tax Cuts and Jobs Act may affect us or our stockholders. Consequently, prospective investors are urged to consult with their tax advisors with respect to the Tax Cuts and Jobs Act and any other legal, regulatory, or administrative developments and proposals and their potential effect on investment in our securities.
You are urged to consult your tax advisors regarding the tax consequences to you of:
•	the purchase, ownership or disposition of our securities including the federal, state, local, non-U.S. and other tax consequences;
•	our election to be taxed as a REIT for U.S. federal income tax purposes; and
•	potential changes in applicable tax laws.
Taxation of Our Company
General
We inadvertently filed a U.S. federal income tax return for the taxable year ended December 31, 2011, on IRS Form 1120-REIT. As a result, we inadvertently made a REIT election for the taxable year ended December 31, 2011. After seeking relief from the IRS, the IRS issued a private letter ruling to us on February 5, 2015, in which the IRS concluded that we will be treated as if we had not made the REIT election for the taxable year ended December 31, 2011. We elected to be taxed as a REIT under the Code by filing IRS Form 1120-REIT for the taxable year ended December 31, 2012. Although the private letter ruling that the IRS issued to us does not address our election to be taxed as a REIT for the taxable year ended December 31, 2012, we believe we have effectively elected to be taxed as, and have operated in a manner to allow us to qualify as, a

REIT under the Code commencing with our taxable year ended December 31, 2012. We have not requested a ruling from the IRS as to our qualification as a REIT, and no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT.
Alston & Bird LLP has acted as our tax counsel in connection with this offering. Alston & Bird LLP will render an opinion to us to the effect that, commencing with our taxable year ended December 31, 2012, and subject to certain assumptions and qualifications, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our actual and proposed method of operation has enabled and will continue to enable us to meet the requirements for qualification and taxation as a REIT under the Code for such taxable year and thereafter. In addition, it must be emphasized that the opinion of Alston & Bird LLP will be based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers. In addition, the opinion will be based upon our factual representations set forth in this prospectus. The opinion of Alston & Bird LLP is not binding upon the IRS or any court. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Alston & Bird LLP. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. Further, the anticipated U.S. federal income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Alston & Bird LLP has no obligation to update its opinion subsequent to the date of such opinion.
Subject to the foregoing, commencing with our taxable year ended December 31, 2012, we believe that we were organized and operated, and will continue to be organized and operated, in a manner that will allow us to qualify for taxation as a REIT under the Code. However, in addition to the issues discussed above, qualification and taxation as a REIT depend upon our ability to meet various tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and will operate, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See “—Taxation of Our Company—Failure to Qualify.”
The sections of the Code and the corresponding Treasury regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following sets forth the material aspects of the sections of the Code that govern the federal income tax treatment of a REIT and the holders of its securities. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations promulgated under the Code, and administrative and judicial interpretations of the Code and these rules and regulations.
Provided we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed.
We may, however, be required to pay U.S. federal tax as follows:
•	First, we will be required to pay tax at regular corporate rates on any undistributed net taxable income, including undistributed net capital gains.
•
Second, if we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other non-qualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, as described below, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

•
Third, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

•
Fourth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•
Fifth, in the event of a failure of the asset tests (other than a de minimis failure of the 5% asset test or the 10% asset test), as long as (1) the failure was due to reasonable cause and not to willful neglect, (2) we file a description of each asset that caused such failure with the IRS, and (3) we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we may retain our REIT qualification but will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income from the non-qualifying assets that caused us to fail such test.

•
Sixth, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•
Seventh, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

•
Eighth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which the basis of the asset in our hands is less than the fair market value of the asset, in each case determined at the time we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. This built-in gains tax does not apply to any gain from the sale of property acquired by us in an exchange under Section 1031 (a like kind exchange) or Section 1033 (an involuntary conversion) of the Code.

•
Ninth, entities we own that are C corporations, including any “taxable REIT subsidiaries,” generally will be required to pay federal corporate income tax (including any applicable alternative minimum tax) on their earnings.

•
Tenth, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest,” or “redetermined TRS service income.” See “Taxation of Our Company—Penalty Tax.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a taxable REIT subsidiary of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Redetermined TRS service income generally represents income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf.

•
Eleventh, we may elect to retain and pay income tax on our net capital gain. In that case, a U.S. holder would include its proportionate share of our undistributed capital gain (to the extent that we make a timely designation of such gain to the holder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the basis of the holder in our stock.

•
Twelfth, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, domestic taxable REIT subsidiaries will be subject to federal, state, and local corporate income tax on their taxable income.

Requirements for Qualification as a REIT
The Code defines a REIT as a corporation, trust or association:
(1)	that is managed by one or more trustees or directors;
(2)	that issues transferable shares or transferable certificates of beneficial interest to evidence its beneficial ownership;
(3)	that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;
(4)	that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;
(5)	that is beneficially owned by 100 or more persons;
(6)
not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals, including certain specified entities, during the last half of each taxable year;

(7)
that elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	that uses a calendar year for U.S. federal income tax purposes; and
(9)	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.
The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefits plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.
We believe we have been organized, have operated and have issued sufficient shares of stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (9) inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares which are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These share ownership and transfer restrictions are described under “Description of Common Stock—Restrictions on Ownership and Transfer” in this prospectus. These restrictions, however, do not ensure that we will, in all cases, satisfy the share ownership requirements described in (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “—Taxation of Our Company—Failure to Qualify.”
Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries
In the case of a REIT which is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the

REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, during periods in which our operating partnership is treated as a partnership for federal income tax purposes, our pro rata share of the assets and items of income of our operating partnership, including our operating partnership’s share of these items of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes in which it owns an interest, is treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. During periods in which our operating partnership is treated as a disregarded entity for federal income tax purposes, it will not be treated as a separate entity and all assets, liabilities and items of income, gain, loss, deduction and credit of the operating partnership will be treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A brief summary of the rules governing the U.S. federal income taxation of partnerships and limited liability companies is set forth below in “—Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies.”
We have control of our operating partnership and intend to control any of its subsidiary partnerships and limited liability companies, and we intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in a partnership or limited liability company. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
We may from time to time own and operate certain properties through wholly owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the federal tax requirements described in this discussion, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions on ownership of securities, as described below under “—Taxation of Our Company—Asset Tests.”
Ownership of Interests in Taxable REIT Subsidiaries
We own interests in one taxable REIT subsidiary and may acquire interests in more taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to federal income tax as a regular C corporation, including any applicable alternative minimum tax. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary’s debt-to-equity ratio and interest expense are not satisfied. A REIT’s ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset test described below, and their operations will be subject to the provisions described above. See “—Taxation of Our Company—Asset Tests.”

Income Tests
We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year, we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from investments relating to real property or mortgages on real property, including “rents from real property,” interest on obligations adequately secured by mortgages on real property, and certain types of temporary investments. Qualifying income for purposes of that 75% gross income test generally includes:
•	rents from real property;
•
interest on debt secured by mortgages on real property, or on interests in real property, and interest on debt secured by mortgages on both real and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;
•	income derived from foreclosure property;
•	gain from the sale of real estate assets that are not inventory or dealer property; and
•
income derived from the temporary investment of new capital that is attributable to the issuance of our shares of stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.
Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:
•
The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

•
Neither we nor an actual or constructive owner of 10% or more of our stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a taxable REIT subsidiary of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;

•
Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property” and will not qualify for either the 75% or 95% gross income tests. The rent attributable to the personal property leased in connection with the lease of real property is the amount that bears the same ratio to total rent for the property in the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property at the beginning and at the end of such taxable year, or “the personal property ratio.” We believe that the personal property ratio of our properties will be less than 15% or that any income attributable to excess personal property will not jeopardize our ability to qualify as a REIT, for U.S. federal income tax purposes; and
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We generally do not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We are permitted, however, to perform directly certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we are permitted to employ an independent contractor from whom we derive no revenue or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary’s provision of non-customary services will, however, be non-qualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

We generally do not intend, and as a general partner of our operating partnership, do not intend to permit our operating partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent the failure will not, based on the advice of our tax counsel, jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of the value of such property.
Income we receive that is attributable to the use of parking spaces at the properties will generally constitute rents from real property for purposes of the gross income tests if certain services we provide with respect to the parking spaces are performed by independent contractors from whom we derive no revenue, either directly or indirectly, or by a taxable REIT subsidiary, and certain other conditions are met. We believe that the income we receive that is attributable to parking spaces meets these tests and, accordingly, will constitute rents from real property for purposes of the gross income tests.
For purposes of the gross income tests, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the underlying obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and personal property and the fair market value of the personal property does not exceed 15% of the total fair market value of all such property, then the interest income will be treated as qualifying mortgage interest for purposes of the 75% gross income test. If, however, the fair market value of the personal property exceeds 15% of the total fair market value of all of the real and personal property securing the mortgage loan, then the loan will not be treated as fully secured by real property, the interest income must be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property security. In this case, we would be required to apportion our annual interest income to the real property security based on a fraction, the numerator of which is the value of the real property securing the loan, determined when we commit to acquire the loan, and the denominator of which is the highest “principal amount” of the loan during the year. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.
From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code, will not constitute gross income and thus will be exempt from the 75% and 95% gross income tests. The term “hedging transaction,” as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test, or (3) new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was disposed of or extinguished. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
To the extent we receive dividends from a taxable REIT subsidiary, we generally will derive our allocable share of such dividend income through our interest in our operating partnership. Such dividend income will qualify under the 95%, but not the 75%, gross income test.
We will monitor the amount of our non-qualifying income and will take actions intended to keep such income within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.
If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:
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following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with applicable Treasury regulations; and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.
It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally accrue or receive exceeds the limits on non-qualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “—Taxation of Our Company—General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our non-qualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.
Prohibited Transaction Income
Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our operating partnership, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. Our operating partnership intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with our operating partnership’s investment objectives. We do not intend to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by our operating partnership or its subsidiary partnerships or limited liability companies are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales.
Penalty Tax
Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary of ours. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Redetermined TRS service income means gross income of a taxable REIT subsidiary attributable to service provided to or on behalf of a REIT, to the extent that the taxable REIT subsidiary’s income should be increased to reflect arms’ length charges for such services.
If a taxable REIT subsidiary of ours provides services to our tenants, we intend to set the fees paid to any such taxable REIT subsidiary for such services at arm’s length rates, although the fees paid may not satisfy the safe-harbor provisions referenced above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s length fee for tenant services over the amount actually paid.
Asset Tests
At the close of each calendar quarter of our taxable year, we must also satisfy five tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by:
•	cash or cash items, including certain receivables;
•	government securities;
•	interests in real property, including leaseholds and options to acquire real property and leaseholds;
•	interests in mortgage loans on real property or on interests in real property;
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interests in mortgage loans secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

•	stock in other REITs;
•	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or offerings of debt with at least a five-year term;
•	debt instruments of publicly offered REITs; and
•	personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.
Second, not more than 25% of the value of our total assets may be represented by securities (including securities of one or more taxable REIT subsidiaries), other than those securities includable in the 75% asset test.
Third, of the investments included in the 25% asset class, and except for investments in any other REITs, any qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total voting power or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the “straight debt” safe-harbor or securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.
Fourth, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. Our operating partnership may own the stock of certain corporations that elect, together with us, to be treated as our taxable REIT subsidiaries. So long as each of these companies qualifies as a taxable REIT subsidiary, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of their stock. We intend that the aggregate value of our taxable REIT subsidiaries will not exceed 20% of the aggregate value of our gross assets. There can be no assurance that the IRS will not disagree with our determinations of value of such assets.

Fifth, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets.
In the event that we invest in a mortgage loan that is not fully secured by real property, the mortgage loan will nonetheless be treated as a real estate asset for purposes of the 75% asset test as long as the fair market value of the personal property does not exceed 15% of the total fair market value of the real and personal property securing the mortgage loan. To the extent that the fair market value of the personal property securing the mortgage loan exceeds 15% of the total fair market value of the real and personal property securing the mortgage loan, then only a portion of the mortgage loan may be treated as a real estate asset for purposes of the 75% asset test.
The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through our operating partnership) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of increasing our interest in our operating partnership). For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to our operating partnership or as limited partners exercise their redemption/exchange rights. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in our operating partnership), we may cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30 day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.
Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our non-qualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the non-qualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period by taking steps including (i) the disposition of sufficient non-qualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets, and (iii) disclosing certain information to the IRS.
Although we intend to satisfy the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance we will always be successful, or will not require a reduction in our operating partnership’s overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any non-compliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.
Annual Distribution Requirements
To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:
•	90% of our “REIT taxable income;” and
•	90% of our after-tax net income, if any, from foreclosure property; minus
•	the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income.”

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.
Also, our “REIT taxable income” will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is less than the fair market value of the asset, in each case determined at the time we acquired the asset, within the five-year period following our acquisition of such asset.
We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which paid even though these distributions relate to the prior year for purposes of the 90% distribution requirement. In order to be taken into account for purposes of our distribution requirement, unless we qualify as a “publicly offered REIT,” the amount distributed must not be preferential—i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. We believe that we are, and expect we will continue to be, a “publicly offered REIT.” To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates. We intend to make timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In this regard, the partnership agreement of our operating partnership authorizes us, as general partner of our operating partnership, to take such steps as may be necessary to cause our operating partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements and to minimize our corporate tax obligation.
We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. In these cases, we may borrow funds to pay dividends or pay dividends through the distribution of other property in order to meet the distribution requirements while preserving our cash.
Under certain circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends. While the payment of a deficiency dividend will apply to a prior year for purposes of our REIT distribution requirements, it will be treated as an additional distribution to our stockholders in the year such dividend is paid.
Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.
For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

In addition, in order to qualify as a REIT, we may not have, at the end of any taxable year, any undistributed earnings and profits accumulated in any non-REIT taxable year. Any earnings and profits we accumulated before the effective date of our REIT election were distributed to stockholders of record before the end of the first taxable year for which we elected REIT status.
Interest Deduction Limitation
Section 163(j) of the Code, as amended by the Tax Cuts and Jobs Act, limits the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business to 30% of “adjusted taxable income,” subject to certain exceptions. Any deduction in excess of the limitation is carried forward and may be used in a subsequent year, subject to the 30% limitation. Adjusted taxable income is determined without regard to certain deductions, including those for net business interest expense, net operating losses and, for taxable years beginning before January 1, 2022, depreciation, amortization, and depletion.
Provided that a taxpayer makes a timely election (which is irrevocable), the 30% limitation does not apply to an “electing real property trade or business”, which is a trade or business involving real property development, redevelopment, construction, reconstruction, acquisition, conversion, rental, operation, management, leasing, or brokerage, within the meaning of Section 469(c)(7)(C) of the Code. If such an election is made, depreciable real property (including certain improvements) held by such electing real property trade or business must be depreciated under the alternative depreciation system under the Code, which is generally less favorable than the generally applicable system of depreciation under the Code.
The foregoing interest deduction limitation could result in us having more REIT taxable income and thus increase the amount of distributions we must make to comply with the REIT distribution requirements. Similarly, the limitation could cause our taxable REIT subsidiaries to have greater taxable income and thus potentially greater corporate tax liability than they would otherwise have.
Like-Kind Exchanges
We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.
Failure To Qualify
If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, corporate distributees may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Unless entitled to relief under specific statutory provisions, we will also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.
Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies
General
All of our investments will be held indirectly through our operating partnership. In addition, our operating partnership will hold certain of its investments indirectly through subsidiary partnerships and limited liability companies which we expect will be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. We will include in our income our share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by our operating partnership, including its share of its subsidiary partnerships and limited liability companies, based on our capital interests in each such entity. See “—Taxation of Our Company—General.”
Entity Classification
Our interests in our operating partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities. For example, an entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury regulations. Interests in a partnership are not treated as readily tradable on a secondary market, or the substantial equivalent thereof, if all interests in the partnership were issued in one or more transactions that were not required to be registered under the Securities Act, and the partnership does not have more than 100 partners at any time during the taxable year of the partnership, taking into account certain ownership attribution and anti-avoidance rules (the “100 Partner Safe Harbor”). If our operating partnership does not qualify for the 100 Partner Safe Harbor, then the interests in our operating partnership will nonetheless be viewed as not readily tradable on a secondary market or the substantial equivalent thereof if the sum of the percentage interests in capital or profits of our operating partnership transferred during any taxable year of our operating partnership does not exceed 2% of the total interests in our operating partnership’s capital or profits, subject to certain exceptions. For purpose of this 2% trading safe harbor, our interests in our operating partnership are excluded from the determination of the percentage interests in capital or profits of our operating partnership. In addition, this 2% trading safe harbor does not apply to transfers by a limited partner in one or more transactions during any 30-day period representing in the aggregate more than 2% of the total interests in our operating partnership’s capital or profits. We, as general partner of our operating partnership, have the authority to take any steps we determine necessary to prevent any trading of interests in our operating partnership that would cause our operating partnership to become a publicly traded partnership, including any steps necessary to ensure compliance with this 2% trading safe harbor.
We believe our operating partnership and each of our other partnerships and limited liability companies will be classified as partnerships or disregarded entities for U.S. federal income tax purposes, and we do not anticipate that our operating partnership or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership that is taxable as a corporation. However, if our operating partnership is treated as a partnership for U.S. federal income tax purposes, it does not qualify for the 100 Partner Safe Harbor, and certain other safe harbor provisions of applicable Treasury regulations are not available, our operating partnership could be classified as a publicly traded partnership.
If our operating partnership or any of our other partnerships or limited liability companies were to be treated as a publicly traded partnership, it would be taxable as a corporation unless it qualified for the statutory “90% qualifying income exception.” Under that exception, a publicly traded partnership is not subject to corporate-level tax if 90% or more of its gross income consists of dividends, interest, “rents from real property” (as that term is defined for purposes of the rules applicable to REITs, with certain modifications), gain from the sale or other disposition of real property, and certain other types of qualifying income. However, if any such entity did not qualify for this exception or was otherwise taxable as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “—Taxation of Our Company—Asset Tests” and “—Taxation of Our Company—Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “—Taxation of Our Company—Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of our operating partnership or a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash payment.
Allocations of Income, Gain, Loss and Deduction
A partnership agreement will generally determine the allocation of income and loss among partners. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury regulations thereunder. Generally, Section 704(b) of the Code and the Treasury regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder.
Tax Allocations With Respect to the Properties
Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution, as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Treasury regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences.
Basis in Partnership Interest
Our adjusted tax basis in any partnership interest we own generally will be:
•	the amount of cash and the basis of any other property we contribute to the partnership;
•	increased by our distributive share of the partnership’s income (including tax-exempt income) and any increase in our allocable share of indebtedness of the partnership; and
•
reduced, but not below zero, by our distributive share of the partnership’s loss (including any non-deductible items), the amount of cash and the basis of property distributed to us, and any reduction in our allocable share of indebtedness of the partnership.

Loss allocated to us in excess of our basis in a partnership interest will not be taken into account for U.S. federal income tax purposes until we again have basis sufficient to absorb the loss. A reduction of our allocable share of partnership indebtedness will be treated as a constructive cash distribution to us, and will reduce our adjusted tax basis in the partnership interest. Distributions, including constructive distributions, in excess of the basis of our partnership interest will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.
Sale of a Partnership’s Property
Generally, any gain realized by a partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of the gain treated as depreciation or cost recovery recapture. Our share of any partnership’s gain from the sale of inventory or other property held primarily for sale to customers in the ordinary course of the partnership’s trade or business will be treated as income from a prohibited transaction subject to a 100% tax. See “—Taxation of Our Company—Income Tests.”
Partnership Audit Rules
Under the rules applicable to U.S. federal income tax audits of partnerships, subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. Thus, it is possible that the partnerships (including our operating partnership) in which we directly or indirect invest may be required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Investors are urged to consult their tax advisors with respect to the partnership audit rules and their potential impact on their investment in our securities.
U.S. Federal Income Tax Considerations for Holders of Our Securities
The following summary describes the material U.S. federal income tax considerations to you of purchasing, owning and disposing of our securities. This summary assumes you hold our securities as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Code). It does not address all the tax consequences that may be relevant to you in light of your particular circumstances. In addition, this discussion does not address the tax consequences relevant to persons who receive special treatment under the U.S. federal income tax law, except where specifically noted. Holders receiving special treatment include, without limitation:
•	financial institutions, banks and thrifts;
•	insurance companies;
•	tax exempt entities (except to the extent discussed in “—Taxation of Tax-Exempt Holders of Our Securities”);
•	“S” corporations;
•	traders in securities that elect to mark to market;
•	partnerships, pass-through entities and persons holding our securities through a partnership or other pass-through entity;
•	individual holders subject to the alternative minimum tax;
•	regulated investment companies and REITs;
•	non-U.S. corporations or partnerships, and persons who are not residents or citizens of the United States;
•	broker-dealers or dealers in securities or currencies;
•	U.S. expatriates;
•	persons holding our securities as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;
•	U.S. persons whose functional currency is not the U.S. dollar; or
•	persons who receive our securities through the exercise of employee stock options or otherwise as compensation.
If you are considering purchasing our securities, you should consult your tax advisors concerning the application of U.S. federal income tax laws to your particular situation as well as any consequences of the purchase, ownership and disposition of our securities arising under the laws of any state, local or non-U.S. taxing jurisdiction.
When we use the term “U.S. holder,” we mean a holder of our securities who, for U.S. federal income tax purposes, is:
•	an individual who is a citizen or resident of the United States;
•
a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia unless, in the case of a partnership, Treasury regulations provide otherwise;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust, if (A) a court within the United States is able to exercise primary supervision over its administration, and one or more U.S. persons, for U.S. federal income tax purposes, have the authority to control all of its substantial decisions, or (2) it has a valid election in place to be treated as a U.S. person.

If you hold our securities and are not a U.S. holder, a partnership or an entity classified as a partnership for U.S. federal income tax purposes, you are a “non-U.S. holder.”
If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds our securities, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding our securities are encouraged to consult their tax advisors.
Taxation of Taxable U.S. Holders of Our Securities
Distributions Generally
Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. holders as ordinary income when actually or constructively received. See “—Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations, nor, except to the extent provided in “—Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. holders, including individuals. For taxable years beginning before January 1, 2026, non-corporate U.S. holders may be entitled to deduct 20% of ordinary REIT dividends they receive from us. For purposes of determining whether distributions to holders of our stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common stock.
To the extent that we make distributions on our stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. holder. This treatment will reduce the U.S. holder’s adjusted tax basis in such shares of stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year.
Capital Gain Dividends
Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year. Dividends designated as capital gain dividends may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each class of our capital stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of each such class of our capital stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year. In addition, except as otherwise required by law, we will make a similar allocation with respect to any undistributed long term capital gains which are to be included in our stockholders’ long term capital gains, based on the allocation of the capital gains amount which would have resulted if those undistributed long term capital gains had been distributed as “capital gain dividends” by us to our stockholders.

Retention of Net Capital Gains
We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, a U.S. holder generally would:
•
include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

•	be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. holder’s income as long-term capital gain;
•	receive a credit or refund for the amount of tax deemed paid by it;
•	increase the adjusted basis of its stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and
•	in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury regulations to be promulgated by the IRS.
Net Operating Losses
Holders may not include in their individual income tax returns any of our net operating or capital losses. Instead these losses are generally carried over by us for potential offset against our future income.
Passive Activity Losses and Investment Interest Limitations
Distributions we make and gain arising from the sale or exchange by a U.S. holder of our stock will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. holder may elect to treat capital gain dividends, capital gains from the disposition of our stock and income designated as qualified dividend income, as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by our company, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.
Dispositions of Our Securities
A U.S. holder that sells or disposes of our securities will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted basis in the securities for tax purposes. Except as provided below, this gain or loss will be long-term capital gain or loss if the holder has held such securities for more than one year. However, if a U.S. holder recognizes loss upon the sale or other disposition of securities that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains.
Redemption or Repurchase by Us
A redemption or repurchase of shares of our stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits as described above) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase generally will be treated as a sale or exchange if it:
(i)	is “substantially disproportionate” with respect to the U.S. stockholder;
(ii)	results in a “complete termination” of the U.S. stockholder’s stock interest in us; or
(iii)	is “not essentially equivalent to a dividend” with respect to the U.S. stockholder, all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests has been met, shares of our capital stock, including the common stock and other equity interests in us, considered to be owned by the U.S. stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. stockholder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. stockholder depends upon the facts and circumstances at the time that the determination must be made, U.S. stockholders are advised to consult their tax advisors to determine such tax treatment.
If a redemption or repurchase of shares of our stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. A U.S. stockholder’s adjusted basis in the redeemed or repurchased shares of the stock for tax purposes generally will be transferred to its remaining shares of our stock, if any. If a U.S. stockholder owns no other shares of our capital stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Prospective investors should consult their tax advisors regarding the federal income tax consequences of a redemption or repurchase of our stock.
If a redemption or repurchase of shares of our stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described under “—Dispositions of Our Securities.”
Foreign Accounts
Certain payments made to “foreign financial institutions” in respect of accounts of U.S. holders at such financial institutions may be subject to withholding at a rate of 30%. U.S. holders should consult their tax advisors regarding the effect, if any, of this withholding provision on their ownership and disposition of our securities and the effective date of such provision. See “—Additional Withholding Tax on Payments Made to Foreign Accounts.”
Information Reporting and Backup Withholding
We are required to report to our U.S. holders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a U.S. holder may be subject to backup withholding with respect to dividends paid unless the U.S. holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any holders who fail to certify their non-foreign status. See “—Taxation of Non-U.S. Holders of our Securities.”
Taxation of Tax-Exempt Holders of Our Securities
Dividend income from us and gain arising upon a sale of our shares of stock generally will not be unrelated business taxable income to a tax-exempt holder, except as described below. This income or gain will be unrelated business taxable income, however, if a tax-exempt holder holds its shares as “debt-financed property” within the meaning of the Code. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.
For tax-exempt holders which are social clubs, voluntary employee benefit associations or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.
Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held”

requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on the transfer and ownership of our stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to our holders. However, because our common stock is publicly traded, we cannot guarantee that this will always be the case.
Taxation of Non-U.S. Holders of Our Securities
The following discussion addresses the rules governing U.S. federal income taxation of the purchase, ownership and disposition of our securities by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address state, local or non-U.S. tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances. We urge non-U.S. holders to consult their tax advisors to determine the impact of federal, state, local and non-U.S. income tax laws on the purchase, ownership, and disposition of our securities, including any reporting requirements.
Distributions Generally
Distributions that are neither attributable to gain from sales or exchanges by us of U.S. real property interests, or “USRPIs,” nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (through a U.S. permanent establishment, where applicable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. If such a distribution is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. holders are taxed on distributions, and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. holder.
Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:
1)	a lower treaty rate applies and the non-U.S. holder files with us an IRS Form W-8BEN (or Form W-8BEN-E, as applicable) evidencing eligibility for that reduced treaty rate; or
2)	the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.
Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the adjusted basis of the holder’s stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions exceed the non-U.S. holder’s adjusted basis in such stock, they will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. Under FIRPTA (discussed below), we may be required to withhold 15% of the portion of any distribution that exceeds our current and accumulated earnings and profits. That being said, for withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.
Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of USRPIs
Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of USRPI, generally should not be subject to U.S. federal income taxation, unless:
1)
the investment in our stock is treated as effectively connected with the non-U.S. holder’s U.S. trade or business (through a U.S. permanent establishment, where applicable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a non-U.S. corporation may also be subject to the 30% branch profits tax or such lower rate as may be specified by an applicable income tax treaty, as discussed above; or

2)
the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Pursuant to the Foreign Investment in Real Property Tax Act of 1980, which is referred to as “FIRPTA,” distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of USRPI, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders would generally be taxed at the same rates applicable to U.S. holders, subject to any applicable alternative minimum tax, and any non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax or such lower rate as may be specified by an applicable income tax treaty. We also will be required to withhold and to remit to the IRS 21% of any distribution to non-U.S. holders attributable to gain from sales or exchanges by us of USRPIs. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock which is “regularly traded” on an established securities market located in the U.S. is not subject to FIRPTA, and therefore, not subject to the 21% U.S. withholding tax described above, if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to certain non-U.S. publicly traded holders of our stock that meet certain record-keeping and other requirements (“qualified stockholders”) are exempt from FIRPTA, except to the extent owners of such qualified holders that are not also qualified holders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders of our stock should consult their tax advisors regarding the application of these rules.
Retention of Net Capital Gains
Although the law is not clear on the matter, it appears that amounts designated by us as retained net capital gains in respect of the stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions of capital gain dividends. Under this approach, the non-U.S. holders would be able to offset as a credit against their U.S. federal income tax liability resulting from their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability, provided the non-U.S. holder furnishes required information to the IRS on a timely basis. If we designate any portion of our net capital gain as retained net capital gain, a non-U.S. stockholder should consult its tax advisor regarding the taxation of such retained net capital gain.
Sale of Our Stock
Except as described below, gain recognized by a non-U.S. holder upon the sale, exchange or other taxable disposition of our stock generally will not be subject to U.S. taxation unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a “U.S. real property holding corporation,” or USRPHC, will constitute a USRPI. We believe that we are a USRPHC. Our stock will not, however, constitute a USRPI so long as we are “domestically controlled.” A REIT is domestically controlled if at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. holders, subject to certain rules. For purposes of determining whether a REIT is domestically controlled, a person who at all applicable times holds less than 5% of a class of stock that is “regularly traded” is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person. We believe, but cannot guarantee, that we are a domestically controlled REIT. Because our common stock is (and, we anticipate, will continue to be) publicly traded, no assurance can be given that we will continue to be a domestically controlled REIT.
Proposed Treasury regulations issued on December 29, 2022 (the “Proposed Regulations”), would modify the existing Treasury regulations relating to the determination of whether we are a domestically controlled REIT by providing a look through rule for our stockholders that are non-publicly traded partnerships, REITs, regulated investment companies or domestic C corporations owned 25% or more directly or indirectly by foreign persons (“foreign owned domestic corporations”) and by treating “qualified foreign pension funds” as foreign persons for this purpose. Although the Proposed Regulations are intended to be effective after they are finalized, the preamble to the regulations state that the IRS may challenge contrary positions that are taken before the Proposed Regulations are finalized. Moreover, the Proposed Regulations would apply to determine whether a REIT was domestically controlled for the entire five-year testing period prior to any disposition of our common stock, rather than applying only to the portion of the testing period beginning after the Proposed Regulations are finalized. The Proposed Regulations relating to foreign owned domestic corporations are inconsistent with prior tax guidance. We cannot predict if or when or in what form the Proposed Regulations will be finalized or what our composition of investors that are treated as domestic under these final regulations will be at the time of enactment. Please consult your tax advisor.
Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (a) the investment in our stock is treated as effectively connected with the non-U.S. holder’s U.S. trade or business (through a U.S. permanent establishment, where applicable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax or such lower rate as may be specified by an applicable income tax treaty, or (b) the non-U.S. holder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains (reduced by certain capital losses). In addition, even if we are a domestically controlled REIT, upon disposition of our stock, a non-U.S. holder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. holder (1) disposes of our stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1). The preceding sentence shall not apply to a non-U.S. holder if the non-U.S. holder did not own more than 5% of the stock at any time during the one-year period ending on the date of the distribution described in clause (1) of the preceding sentence and the class of stock is “regularly traded,” as defined by applicable Treasury regulations.
Even if we do not qualify as a domestically controlled REIT at the time a non-U.S. holder sells our stock, gain arising from the sale or other taxable disposition by a non-U.S. holder of such stock would not be subject to U.S. taxation under FIRPTA as a sale of a USRPI if:
1)	such class of stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market such as the NYSE; and
2)
such non-U.S. holder owned, actually and constructively, 10% or less of such class of stock throughout the shorter of the five-year period ending on the date of the sale or exchange or the non-U.S. holder’s holding period.

In addition, dispositions of our stock by qualified stockholders are exempt from FIRPTA, except to the extent owners of such qualified stockholders that are not also qualified stockholders own, actually or constructively, more than 10% of our stock. An actual or deemed disposition of our stock by such stockholders may also be treated as a dividend. Furthermore, dispositions of our stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
If gain on the sale, exchange or other taxable disposition of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our stock were subject to taxation under FIRPTA, and if shares of the applicable class of our stock were not “regularly traded” on an established securities market, the purchaser of such stock would be required to withhold and remit to the IRS 15% of the purchase price.

Redemption or Repurchase by Us
A redemption or repurchase of shares of our stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. See “—Taxation of Taxable U.S. Holders of Our Securities—Redemption or Repurchase by Us.” If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “—Taxation of Non-U.S. Holders of Our Securities—Distributions Generally.” If the redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under “—Taxation of Non-U.S. Holders of Our Securities—Sale of Our Stock.”
Information Reporting Requirements and Backup Withholding
We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, a holder of our stock may be subject to backup withholding with respect to distributions unless the holder:
•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or
•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.
A holder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding generally may be claimed as a credit against the holder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any holders who fail to certify their non-foreign status to us.
Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. holder provided that the non-U.S. holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption that occurs outside the U.S. by a non-U.S. holder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. holder of stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. holder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Holders of our securities should consult their own tax advisers regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.
Tax Rates
The maximum tax rate for non-corporate taxpayers for long-term capital gains, including certain “capital gain dividends,” is generally 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate). Capital gain dividends will only be eligible for the rates described above to the extent they are properly designated by us as “capital gain dividends.” In general, dividends payable by a REIT that are not “capital gains dividends” are subject to tax at the tax rates applicable to ordinary income, the maximum rate of which for individuals is 37%. Dividends that a REIT properly designates as “qualified dividend income,”

however, are subject to a maximum tax rate of 20% in the case of non-corporate taxpayers. In general, dividends payable by a REIT are only eligible to be taxed as qualified dividend income to the extent that the taxpayer satisfies certain holding requirements with respect to the REIT’s stock and the REIT’s dividends are attributable to dividends received by the REIT from certain taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). In addition, certain U.S. holders that are individuals, estates or trusts are required to pay an additional 3.8% Medicare tax on, among other things, dividends and capital gains from the sale or other disposition of our securities. Prospective investors should consult their tax advisors regarding the tax rates applicable to them in light of their particular circumstances. For taxable years prior to 2026, individual stockholders are generally allowed to deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations, which would reduce the maximum marginal effective federal income tax rate for individuals on the receipt of such ordinary dividends to 29.6%.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities (including payments to U.S. holders who hold shares of our stock through such a foreign financial institution or non-U.S. entity). Specifically, a 30% withholding tax may be imposed on dividends on our stock or interest on our debt securities, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury under which it undertakes, among other things, to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our stock or interest on our debt securities. While withholding under FATCA also would have applied to payments of gross proceeds from the sale or other disposition of our stock or debt securities after December 31, 2018, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock or debt securities.
Taxation of Debt Securities
The following summary describes certain material United States federal income tax consequences of acquiring, owning and disposing of our debt securities. This discussion assumes the debt securities will be issued with no more than a de minimis amount of original issue discount for United States federal income tax purposes.
U.S. Holders
U.S. holders of debt securities that use the accrual method of tax accounting and prepare “applicable financial statements” will have to recognize income from their debt securities no later than the taxable year in which such income is taken into account as revenue in their “applicable financial statements.” The IRS has issued final regulations stating that original issue discount income and market discount income will not be subject to these special timing rules. Such rules may require U.S. holders to report income earlier than it would otherwise be recognized under the tax rules discussed below. Prospective U.S. holders should consult their own tax advisors regarding the implications of such rules on their investment.

Stated Interest and Market Discount. U.S. holders of debt securities will be required to include stated interest on the debt securities in gross income for federal income tax purposes in accordance with their methods of accounting for tax purposes. Purchasers of debt securities should be aware that the holding and disposition of debt securities may be affected by the market discount provisions of the Code. These rules generally provide that if a U.S. holder of a debt security purchases it at a market discount and thereafter recognizes gain on a disposition of the debt security, including a gift or payment on maturity, the lesser of the gain or appreciation, in the case of a gift, and the portion of the market discount that accrued while the debt security was held by the U.S. holder will be treated as ordinary interest income at the time of the disposition. For this purpose, a purchase at a market discount includes a purchase after original issuance at a price below the debt security’s stated principal amount. The market discount rules also provide that a U.S. holder who acquires a debt security at a market discount and who does not elect to include the market discount in income on a current basis may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry the debt security until the U.S. holder disposes of the debt security in a taxable transaction.
A U.S. holder of a debt security acquired at a market discount may elect to include the market discount in income as the discount on the debt security accrues, either on a straight line basis, or, if elected, on a constant interest rate basis. The current inclusion election, once made, applies to all market discount obligations acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If a U.S. holder of a debt security elects to include market discount in income in accordance with the preceding sentence, the foregoing rules with respect to the recognition of ordinary income on a sale or particular other dispositions of such debt security and the deferral of interest deductions on indebtedness related to such debt security would not apply.
Amortizable Bond Premium. Generally, if the tax basis of a debt security held as a capital asset exceeds the amount payable at maturity of the debt security, the excess may constitute amortizable bond premium that the U.S. holder may elect to amortize under the constant interest rate method and deduct the amortized premium over the period from the U.S. holder’s acquisition date to the debt security’s maturity date. A U.S. holder who elects to amortize bond premium must reduce the tax basis in the related debt security by the amount of the aggregate deductions allowable for amortizable bond premium.
The amortizable bond premium deduction is treated as an offset to interest income on the related security for federal income tax purposes. Each prospective purchaser is urged to consult its tax advisor as to the consequences of the treatment of this premium as an offset to interest income for federal income tax purposes.
Payments in Excess of Stated Interest and Principal. In certain circumstances, we may be obligated to make payments in excess of the stated interest and the principal amount of the debt securities. Unless otherwise provided in the prospectus supplement pursuant to which any such debt securities are issued, we intend to take the position that the debt securities should not be treated as contingent payment debt instruments because of these additional payments. This position is based in part on assumptions regarding the likelihood, as of the date of issuance of the debt securities, that such additional amounts will have to be paid. Assuming such position is respected, any amounts paid to a U.S. holder pursuant to any such redemption or repurchase, as applicable, would be taxable as described below in “– U.S. Holders – Disposition.” This position is binding on a U.S. holder unless such holder discloses its contrary position in the manner required by applicable Treasury regulations. The IRS, however, may take a position contrary to our position, which could affect the timing and character of a U.S. holder’s income and the timing of deductions with respect to the debt securities. U.S. holders are urged to consult their tax advisors regarding the potential application to our debt securities of the contingent payment debt instrument rules and the consequences thereof.
Disposition. In general, a holder of a debt security will recognize gain or loss upon the sale, exchange, redemption, payment upon maturity, or other taxable disposition of the debt security. The gain or loss is measured by the difference between (a) the amount of cash and the fair market value of property received and (b) the U.S. holder’s tax basis in the debt security as increased by any market discount previously included in income by the U.S. holder and decreased by any amortizable bond premium deducted over the term of the debt security. However, the amount of cash and the fair market value of other property received excludes cash or other property attributable to the payment of accrued interest not previously included in income, which amount will be taxable as ordinary income. Subject to the market discount and amortizable bond premium rules described above, any gain or loss will generally be long-term capital gain or loss, provided the debt security was a capital asset in the hands of the U.S. holder and had been held for more than one year. The deductibility of capital losses is generally subject to limitations.
Non-U.S. Holders
Interest. Subject to the discussion of backup withholding below and the discussion of withholding with respect to certain foreign accounts above, interest paid to a non-U.S. holder on its debt securities that is not effectively connected with such holder’s conduct of a United States trade or business will not be subject to United States federal withholding tax, provided that:
•	such holder does not actually or constructively own a 10% or greater interest in our capital or profits;
•	such holder is not a controlled foreign corporation with respect to which we are a “related person” within the meaning of Section 864(d)(4) of the Code;
•	such holder is not a bank that received such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and
•
(a) the non-U.S. holder certifies in a statement provided to us or our paying agent, under penalties of perjury, that it is not a United States person within the meaning of the Code and provides its name and address, (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt securities on behalf of the non-U.S. holder certifies to us or our paying agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement, under penalties of perjury, that such holder is not a United States person and provides us or our paying agent with a copy of such statement or (c) the non-U.S. holder holds its debt securities directly through a “qualified intermediary” and certain conditions are satisfied.

The statement may be made on an IRS Form W-8BEN or a substantially similar form, and the non-U.S. holder must inform the withholding agent of any change in the information on the statement within 30 days of such change.
A non-U.S. holder generally will also be exempt from withholding tax on interest if such amount is effectively connected with such holder’s conduct of a United States trade or business and the holder provides us with appropriate certification (as discussed below under “– Non-U.S. Holders – United States Trade or Business”).
If a non-U.S. holder does not satisfy the requirements above, interest paid to such non-U.S. holder generally will be subject to a 30% United States federal withholding tax. Such rate may be reduced or eliminated under a tax treaty between the United States and the non-U.S. holder’s country of residence. To claim a reduction or exemption under a tax treaty, a non-U.S. holder must generally complete an IRS Form W-8BEN (or applicable successor form) and claim the reduction or exemption on the form.
Sale or Other Taxable Disposition of the Debt Securities. Subject to the discussion of backup withholding below and the discussion of withholding with respect to certain foreign accounts above, a non-U.S. holder generally will not be subject to United States federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement, or other taxable disposition of a debt security so long as (i) the gain is not effectively connected with the conduct by the non-U.S. holder of a United States trade or business (or, if a tax treaty applies, the gain is not attributable to a United States permanent establishment maintained by such non-U.S. holder) and (ii) in the case of a non-U.S. holder who is an individual, such non-U.S. holder is not present in the United States for 183 days or more in the taxable year of disposition or certain other requirements are not met. A non-U.S. holder who is an individual and does not meet this exemption should consult his or her tax advisor regarding the potential liability for United States federal income tax on such holder’s gain realized on a debt security.
In certain circumstances, we may be required to make certain payments in excess of stated interest and the principal amount of the debt securities. Except as otherwise described in the applicable prospectus supplement, such payments generally should be treated as additional amounts paid for the debt securities, subject to the rules described above.

United States Trade or Business. If interest paid on a debt security or gain from a disposition of a debt security is effectively connected with a non-U.S. holder’s conduct of a United States trade or business (and, if an income tax treaty applies, the non-U.S. holder maintains a United States permanent establishment to which such amounts are generally attributable), the non-U.S. holder generally will be subject to United States federal income tax on the interest or gain on a net basis in the same manner as if it were a U.S. holder. If a non-U.S. holder is subject to United States federal income tax on the interest on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided, generally on IRS Form W-8ECI). A non-U.S. holder that is a corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a debt security or gain from a disposition of a debt security will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the corporation of a United States trade or business.
Backup Withholding and Information Reporting With Respect to Debt Securities. Payments of interest to a non-U.S. holder with respect to which the requisite certification, as described above, has been received (or for which an exemption has otherwise been established) generally will not be subject to backup withholding. This exemption does not apply if we or our paying agent has actual knowledge that such holder is a U.S. person (or that the conditions of any such exemption are not in fact satisfied). Information reporting (on Internal Revenue Service Form 1042-S) will generally apply to payments of interest even if certification is provided and the interest is exempt from the 30% U.S. federal withholding tax. Copies of these information returns may also be made available to the tax authorities of the country in which the non-U.S. holder resides under the provisions of a specific treaty or agreement.
Neither information reporting nor backup withholding generally will apply to a payment of the proceeds of a disposition of debt securities that is effected by or through the foreign office of a foreign broker so long as the foreign broker does not have certain types of specified relationships to the U.S. Information reporting and backup withholding generally will apply to a payment of the proceeds of a disposition of debt securities that is effected by or through a U.S. office of any broker, unless the broker can reliably associate the payment with an Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E or other documentation that establishes that the person is the foreign beneficial owner of the payment. Information reporting generally will also apply to a payment of the proceeds of a disposition of debt securities that is effected through a foreign office of a U.S. broker or a foreign broker with certain types of specified relationships to the U.S., unless the broker can reliably associate the payment with an Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E or other documentation that establishes that the person is the foreign beneficial owner of the payment. Backup withholding is not an additional tax. Any amount withheld from a payment to a holder under the backup withholding rules is creditable against the holder’s actual U.S. federal income tax liability, if any, and a refund may be obtained of any amounts withheld in excess of such holder’s actual U.S. federal income tax liability, provided that such holder files the appropriate forms and/or returns with the IRS.
Possible Legislative or Other Actions Affecting Tax Consequences
Prospective holders should recognize that the present U.S. federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in U.S. federal tax laws and interpretations of these laws could adversely affect the tax consequences of your investment.
Other Tax Consequences
State, local and non-U.S. income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any federal tax other than the income tax. Prospective investors should consult their tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our securities.

PLAN OF DISTRIBUTION
Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.
Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.
The securities offered pursuant to this prospectus, including our common stock, may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.
Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate offering price of the securities offered hereby. It is anticipated that the maximum compensation to be received in any particular offering of securities will be less than this amount.
Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.
Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.
If indicated in an accompanying prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.
In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with

Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.
Our common stock is listed on the NYSE under the symbol “PLYM.” Any securities that we issue, other than our common stock, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.
LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, certain legal matters in connection with this offering, including the validity of the securities, will be passed upon for us by Winston & Strawn LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We maintain a web site at www.plymouthreit.com. Information contained on, or accessible through our website is not incorporated by reference into and does not constitute a part of this prospectus or any other report or documents we file with or furnish to the SEC.
We have filed with the SEC a “shelf” registration statement on Form S-3, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act, with respect to the securities that may be offered by this prospectus. This prospectus is part of that registration statement, but does not contain all of the information set forth in the registration statement. For further information with respect to us and the shares of Common stock to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more information with respect to us and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates.
The registration statement of which this prospectus forms a part, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement may be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC’s website at www.sec.gov.
Additionally, we file annual, quarterly and current reports and proxy statements with the SEC. The periodic reports and other confirmation are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We will make available to our stockholders’ annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.
INCORPORATION BY REFERENCE
We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. The incorporated document contains important information about us, our business and our finances.
Any statement contained in a document that is incorporated by reference in this prospectus is updated and superseded if information contained in this prospectus modifies or replaces this information. We incorporate by reference the following documents we filed with the SEC:
•	Our Annual Report on Form 10-K for the year ended December 31, 2023 filed on February 22, 2024;
•	The sections of our Definitive Proxy Statement on Schedule 14A filed on April 28, 2023 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022; and
•
Our Registration Statement on Form 8-A, filed with the SEC on February 24, 2020, which incorporates the description of our common stock from our Registration Statement on Form S-3 (Reg. No. 333-226438), and all reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated, including all filings made after the date of the initial filing of this registration statement of which this prospectus forms a part and prior to the efffectiveness of the registration statement provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K. These documents may include, among others, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
You may obtain copies of any of these filings by contacting Plymouth Industrial REIT, Inc. as described below, or by contacting the SEC or accessing its website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing, by telephone or via the Internet at:
Plymouth Industrial REIT, Inc.
20 Custom House Street, 11th Floor
Boston, Massachusetts 02110
(617) 340-3814
Website: http://www.plymouthreit.com
THE INFORMATION CONTAINED ON, OR ACCESSIBLE THROUGH, OUR WEBSITE IS NOT INCORPORATED INTO AND DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.

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